Exhibit 1

                          Agreement and Plan of Merger


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                                                                [Execution Copy]
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                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF DECEMBER 14, 2001

                                  BY AND AMONG

                             DIRECTPLACEMENT, INC.,

                                PCS MERGER CORP.,

                              PCS SECURITIES, INC.,

                                SUSANNE S. PRUITT

                                       AND

                              RAYMOND A. HILL, III
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                                TABLE OF CONTENTS

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ARTICLE I      The Merger; Effect of Merger..................................1

   Section 1.1   The Merger..................................................1
   Section 1.2   Effective Time of the Merger................................1
   Section 1.3   Effects of Merger...........................................2

ARTICLE II     The Surviving Corporation.....................................2

   Section 2.1   Certificate of Incorporation................................2
   Section 2.2   By-Laws.....................................................2
   Section 2.3   Officers and Directors......................................2

ARTICLE III    Conversion of Shares..........................................2

   Section 3.1   Conversion of Shares; Net Asset Payments....................2
   Section 3.2   Restrictions on Transfer....................................3
   Section 3.3   Parent to Deliver Certificates..............................3
   Section 3.4   No Fractional Securities....................................4
   Section 3.5   Closing of Company Transfer Books...........................4
   Section 3.6   Tax Treatment...............................................4

ARTICLE IV.    Representations and Warranties of the Company.................4

   Section 4.1   Execution and Delivery......................................4
   Section 4.2   Consents and Approvals......................................4
   Section 4.3   No Breach...................................................5
   Section 4.4   Organization, Standing and Authority........................5
   Section 4.5   Capitalization of the Company...............................6
   Section 4.6   Options and Other Stock Rights..............................6
   Section 4.7   Subsidiaries................................................6
   Section 4.8   Corporate Records...........................................6
   Section 4.9   Regulatory Compliance.......................................6
   Section 4.10  Financial Statements........................................8
   Section 4.11  Liabilities.................................................9
   Section 4.12  No Material Adverse Change..................................9
   Section 4.13  Compliance with Laws........................................9
   Section 4.14  Permits.....................................................9
   Section 4.15  Actions and Proceedings.....................................9
   Section 4.16  Contracts and Other Agreements.............................10
   Section 4.17  Relationship With Customers and Research Providers.........12
   Section 4.18  Real Property..............................................12
   Section 4.19  Intellectual Property......................................12
   Section 4.20  Receivables................................................14
   Section 4.21  Banking....................................................14
   Section 4.22  Liens......................................................14
   Section 4.23  Employee Benefit Plans.....................................14

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   Section 4.24  Employee Relations.........................................14
   Section 4.25  Insurance..................................................15
   Section 4.26  Officers, Directors, Employees, Consultants................15
   Section 4.27  Transactions with Directors, Officers and Affiliates.......15
   Section 4.28  Operations of the Company..................................16
   Section 4.29  Brokerage..................................................17
   Section 4.30  Taxes......................................................17
   Section 4.31  Environmental Laws.........................................18
   Section 4.32  Company Action.............................................18

ARTICLE V.     REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.............19

   Section 5.1   Execution and Delivery.....................................19
   Section 5.2   Consents and Approvals.....................................19
   Section 5.3   No Breach..................................................19
   Section 5.4   SEC Documents; Financial Statements........................20
   Section 5.5   Shares of Parent Common Stock..............................20
   Section 5.6   Organization, Standing and Authority of Parent and Sub.....20
   Section 5.7   Capitalization.............................................21
   Section 5.8   Brokerage..................................................21
   Section 5.9   Sub Action.................................................21
   Section 5.10  Options and Other Stock Rights.............................21
   Section 5.11  Compliance with Laws.......................................21
   Section 5.12  Permits....................................................22
   Section 5.13  Actions and Proceedings....................................22
   Section 5.14  Corporate Records..........................................22
   Section 5.15  Regulatory Compliance......................................22
   Section 5.16  Liabilities................................................24
   Section 5.17  No Material Adverse Change.................................24
   Section 5.18  Contracts and Other Agreements.............................24
   Section 5.19  Relationship With Customers................................26
   Section 5.20  Real Property..............................................27
   Section 5.21  Intellectual Property......................................27
   Section 5.22  Receivables................................................28
   Section 5.23  Banking....................................................28
   Section 5.24  Liens......................................................29
   Section 5.25  Employee Benefit Plans.....................................29
   Section 5.26  Employee Relations.........................................29
   Section 5.27  Insurance..................................................30
   Section 5.28  Officers, Directors, Employees, Consultants................30
   Section 5.29  Transactions with Directors, Officers and Affiliates.......30
   Section 5.30  Operations of Parent.......................................30
   Section 5.31  Taxes......................................................32
   Section 5.32  Environmental Laws.........................................33
   Section 5.33  Company Action.............................................33

ARTICLE VI.    Representations and Warranties of, Pruitt and Hill...........33

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   Section 6.1   Execution and Delivery.....................................33
   Section 6.2   Consents and Approvals.....................................33
   Section 6.3   No Breach..................................................34
   Section 6.4   Investment Representations.................................34

ARTICLE VII.   PRE-CLOSING COVENANTS AND AGREEMENTS.........................35

   Section 7.1   Conduct of Business........................................35
   Section 7.2   Litigation Involving the Company...........................36
   Section 7.3   Continued Effectiveness of Representations and
                 Warranties of the Parties..................................36
   Section 7.4   Corporate Examinations and Investigations..................37
   Section 7.5   No Shopping................................................37
   Section 7.6   Parent and Sub Approvals...................................37
   Section 7.7   Company Approvals..........................................38
   Section 7.8   Distribution...............................................38
   Section 7.9   Expenses...................................................38
   Section 7.10  Further Assurances; Line of Credit.........................38
   Section 7.11  Board Representation.......................................39
   Section 7.12  Line of Credit.............................................39

ARTICLE VIII.  CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATION
               TO EFFECT THE MERGER.........................................39

   Section 8.1   New Line of Credit.........................................39
   Section 8.2.  Execution of Agreements with Company Stockholders..........39
   Section 8.3   Litigation.................................................39
   Section 8.4   IRS Letter.................................................40

ARTICLE IX.    CONDITIONS PRECEDENT TO THE OBLIGATION OF PARENT AND SUB TO
               EFFECT THE MERGER............................................40

   Section 9.1   Representations and Covenants..............................40
   Section 9.2   Absence of Material Adverse Change.........................40
   Section 9.3   Opinion of Counsel to the Company..........................40
   Section 9.4   NASD Acknowledgement.......................................40
   Section 9.5   Termination of Amended and Restated Corporate..............41
   Section 9.6   Closing Conditions.........................................41
   Section 9.7   Delivery of PCS Shares.....................................41

ARTICLE X.     CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO
               EFFECT THE MERGER............................................41

   Section 10.1  Representations and Covenants..............................41
   Section 10.2  Absence of Material Adverse Change.........................41
   Section 10.3  Closing Conditions.........................................42
   Section 10.4  Opinion of Counsel.........................................42
   Section 10.5  Registration Rights Agreement..............................42
   Section 10.6  Delivery of Share Consideration............................42

ARTICLE XI.    CLOSING......................................................42

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   Section 11.1  The Closing................................................42

ARTICLE XII.   INDEMNIFICATION AND POST-CLOSING COVENANTS...................42

   Section 12.1  Survival of Representations and Warranties.................42
   Section 12.2  Indemnification............................................43
   Section 12.3  Method of Asserting Claims.................................43
   Section 12.4  Limitations................................................45
   Section 12.5  Correspondent Relationships................................45

ARTICLE XIII.  TERMINATION OF AGREEMENT.....................................46

   Section 13.1  Termination................................................46
   Section 13.2  Effect of Termination......................................46

ARTICLE XIV.   DEFINITIONS..................................................46

   Section 14.1  Definitions................................................46

ARTICLE XV.    MISCELLANEOUS................................................51

   Section 15.1  Publicity..................................................51
   Section 15.2  Notices....................................................51
   Section 15.3  Entire Agreement...........................................52
   Section 15.4  Waivers and Amendments; Non Contractual Remedies;
                 Preservation of Remedies; Liability........................52
   Section 15.5  Governing Law..............................................53
   Section 15.6  Binding Effect; No Assignment..............................53
   Section 15.7  Third Party Beneficiaries..................................53
   Section 15.8  Counterparts...............................................53
   Section 15.9  Exhibits and Schedules.....................................53
   Section 15.10 Headings...................................................53
   Section 15.11 Submission to Jurisdiction; Venue..........................53
   Section 15.12 Disputes and Arbitration...................................54
   Section 15.13 Specific Performance.......................................55
   Section 15.14 Severability...............................................55

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                                    Exhibits
                                    --------


Exhibit A-1         Form of Employment Agreement with Susanne S. Pruitt

Exhibit A-2         Form of Consulting Agreement with Raymond A. Hill, III

Exhibit B           Form of Opinion of Schulte Roth & Zabel LLP as Counsel to
                        the Company

Exhibit C           Form of Opinion of Berlack, Israels & Liberman LLP as
                    Counsel to Parent and Sub

Exhibit D           Officers and Directors of the Company Following the
                        Effective Time

Exhibit E           Form of Voting Agreement

Exhibit F           Form of Registration Rights Agreement

Company Disclosure Schedules
----------------------------

Section             Description
-------             -----------

4.4                 Foreign Qualification; Organizational Documents
4.5                 Stockholders; Option Holders
4.7                 Subsidiary Qualification; Subsidiary Organizational
                    Documents; Investments
4.12                No Material Adverse Change
4.13                Compliance with Laws
4.15                Actions and Proceedings
4.16                Contracts and Other Agreements
4.17                Intellectual Property
4.18                Real Property
4.21                Bank Accounts
4.23                Employee Benefit Plans
4.25                Insurance
4.26                Officers, Directors, Employees, Consultants
4.27                Transactions with Directors, Officers and Affiliates
4.28                Subsequent Events
4.30                Tax Jurisdictions

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Parent Disclosure Schedules
---------------------------

Section                    Description
-------                    -----------

5.10                       Options and Other Stock Rights
5.13                       Actions and Proceedings
5.16                       Liabilities
5.18                       Contracts and Other Agreements
5.20                       Real Property
5.21                       Intellectual Property
5.23                       Banking
5.25                       Employee Benefit Plans
5.26(b)                    Employee Relations
5.27                       Insurance
5.28                       Officers, Directors, Employees, Consultants
5.29                       Transactions with Directors, Officers and Affiliates
5.30                       Operations of Parent
5.30 (ii)                  Operations of Parent
5.31(e)                    Taxes

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                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of December 14, 2001, is made by and among DirectPlacement, Inc., a Delaware corporation ("Parent"), PCS Merger Corp., a Washington corporation and a wholly owned subsidiary of Parent ("Sub"), PCS Securities, Inc., a Washington corporation (the "Company"), Susanne S. Pruitt, an individual residing at 1134 38th Avenue, Seattle, Washington 98122 ("Pruitt"), and Raymond A. Hill, III, an individual residing at 905 Shadow Ridge Road, Franklin Lakes, NJ 04717 ("Hill"). Certain terms used in this Agreement are defined in Article XIII.

                              W I T N E S S E T H:

            WHEREAS, Parent and Sub desire to effect a business combination by means of the merger of Sub with and into the Company; and

            WHEREAS, Pruitt and Hill are the sole stockholders of the Company (the "Company Stockholders"); and

            WHEREAS, the Board of Directors of Parent and Sub and the stockholder of Sub and the Board of Directors of the Company and the Company Stockholders have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein; and

            WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

            NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I.

                          The Merger; Effect of Merger

      Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the Washington Business Corporation Act, as amended, and any rules and regulations thereunder (the "Washington Corporation Law"), Sub shall be merged with and into the Company and the separate existence of Sub shall thereupon cease. The name of the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), shall by virtue of the Merger be unchanged.

      Section 1.2 Effective Time of the Merger. The Merger shall become effective at such time as a properly executed Certificate of Merger or other appropriate document is duly filed with the Secretary of State of the State of Washington, which filing shall be made as soon as

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practicable following fulfillment or waiver of the conditions set forth in
Articles VII, VIII and IX hereof or such later time as is specified in such filing (the "Effective Time").

      Section 1.3 Effects of Merger. The Merger shall have the effects set forth in Section 23B.11.060 of the Washington Corporation Law.


                                  ARTICLE II.

                            The Surviving Corporation

      Section 2.1 Certificate of Incorporation. The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, and thereafter may be amended in accordance with its terms and as provided by the Washington Corporation Law.

      Section 2.2 By-Laws. The by-laws of the Company as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided by the Washington Corporation Law.

      Section 2.3 Officers and Directors. The persons named in Exhibit D to this Agreement shall be the officers and directors of the Surviving Corporation after the Effective Time, in each case until their respective successors are duly elected and qualified.


                                  ARTICLE III.

                              Conversion of Shares

      Section 3.1 Conversion of Shares; Net Asset Payments

            (a) Subject to Section 3.2 hereof, at the Effective Time, by virtue of the Merger and without any action on the part of any Company Stockholder, each Company Stockholder shall be entitled to receive in exchange for the Company Common Stock (i )that number of fully paid and non-assessable shares of Parent Common Stock (rounded to the nearest whole number) equal to such stockholder's Percentage Ownership multiplied by 10.5 million shares (the "Share Consideration") and (ii) the Net Asset Payments (as hereinafter defined) in accordance with Section 3.1(b) below.

            (b) As soon as possible but by no later than January 8, 2002, the outside accountant of the Company shall have prepared a balance sheet of the Company as of December 31, 2001, such balance sheet to be prepared in accordance with the Company's past accounting practices (the "December 31 Balance Sheet"). The Company shall promptly deliver the December 31 Balance Sheet to Parent and Parent's accountants for their review. Each of the Company's accountant and Parent's accountant shall agree on the December 31 Balance Sheet. As soon as possible but by no later than January 11, 2002, Parent shall, or shall cause the Company to, pay in immediately available funds (i) to each Company Stockholder an amount equal to (x) the Company's cash on hand as reflected on the December 31 Balance Sheet (the "January

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Payment") less (y) the Bear Stearns Payment (as hereinafter defined), multiplied by such stockholder's Percentage Ownership and (ii) to Bear Stearns Securities Corp. ("Bear Stearns") the Bear Stearns Payment. By March 29, 2002, Parent shall, or shall cause the Company to, pay in immediately available funds to each Company Stockholder an amount equal to the Company's Net Tangible Book Value (as hereinafter defined) multiplied by such stockholder's Percentage Ownership (the "March Payment"); provided however, in no event shall the aggregate amount of the March Payments to the Company Stockholders exceed a total of $500,000. In the event that the Net Tangible Book Value exceeds $500,000, then Parent shall, or shall cause the Company to, pay in immediately available funds to each Company Stockholder an amount equal to the Company's Net Tangible Book Value less the amount of the March Payment multiplied by such stockholder's Percentage Ownership by June 28, 2002. "Net Tangible Book Value" shall mean the total net tangible assets reflected on the December 31 Balance Sheet less an amount equal to (i) the total liabilities reflected on the December 31 Balance Sheet, plus
(ii) the January Payment. "Net Asset Payments" means all of the payments due to the Company Stockholders under this Section 3.1(b). "Bear Stearns Payment" shall mean an amount equal to the lesser of (i) all indebtedness outstanding under that certain line of credit among Bear Stearns, Pruitt and Hill (the "Existing Line of Credit"), including without limitation, all principal, interest, fees and other amounts due under that certain promissory note dated November 3, 2000 among Hill, Pruitt and Bear Stearns (the "Promissory Note"), and (ii) the
January Payment.

            (c) Each issued and outstanding share of capital stock of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

      Section 3.2 Restrictions on Transfer.

            (a) Each of the Company Stockholders agrees not to directly or indirectly, offer, sell (including by effecting any short sale), transfer, loan, pledge, hypothecate grant any option for the sale of, acquire any option to dispose of, gift or otherwise dispose of any of the Lock-up Shares (the "Transfer Restrictions") until the Transfer Restrictions are terminated in accordance with Section 3.2(b) below. In addition, on the Closing Date, Parent shall issue a "stop transfer order" describing the Transfer Restriction (and the termination thereof) to its transfer agent with respect to the Lock-up Shares.

            (b) The Transfer Restrictions shall be removed with respect to twenty percent (20%) of the Lock-up Shares on each December 31st following the Closing Date commencing on December 31, 2002; provided, however, that if a Company Stockholder (i) dies or (ii) the employment or consultancy of such Company Stockholder with the Company is terminated due to a Disability, or without Cause or (iii) terminates his or her employment or consultancy, as the case may be, with the Company for Good Reason, then all of the restrictions with respect to the Lock-up Shares issued to such Company Stockholder shall terminate as of the Termination Date.

      Section 3.3 Parent to Deliver Certificates. At the Closing, Parent shall deliver to the Company Stockholders, stock certificates representing the Share Consideration. Parent Common Stock into which Company Common Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time. In the event that any Company Stockholder's Certificates

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have been lost, stolen or destroyed, such Company Stockholder will be entitled to receive the Share Consideration only after providing an affidavit of loss and indemnity bond, in form reasonably satisfactory to Parent.

      Section 3.4 No Fractional Securities Notwithstanding any other provision of this Agreement, no certificates or scrip for shares of common stock representing less than one share of Parent Common Stock shall be issued upon the surrender for exchange of Certificates.

      Section 3.5 Closing of Company Transfer Books. Immediately prior to the Effective Time, the Company Common Stock transfer books shall be closed and no transfer of Company Common Stock shall thereafter be made.

      Section 3.6 Tax Treatment. The Merger is intended to constitute a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and Parent and the Company shall not report the transaction on any tax return in a manner or take any action inconsistent therewith.


                                  ARTICLE IV.

                Representations and Warranties of the Company

            The Company represents and warrants to Parent and Sub that, except as set forth in the disclosure schedule attached hereto (the "Company Disclosure Schedule"), which Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article
IV:

      Section 4.1 Execution and Delivery. The Company has the power and authority to enter into this Agreement including the schedules and exhibits attached hereto (the "Company Documents") and, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Company Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company's Board of Directors and the Company Stockholders. This Agreement constitutes the valid and binding obligation of the Company, and the Company Documents, when executed and delivered, assuming due execution on delivery thereof by Parent and Sub, will constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of the Company are necessary after the date of this Agreement to authorize this Agreement and the Company Documents and the transactions contemplated hereby and thereby.

      Section 4.2 Consents and Approvals. The execution and delivery by the Company of this Agreement and the Company Documents, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, as the case may be, do not require the Company to obtain any consent, approval or action of, or make any filing or registration with, or give any notice to, any

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person or any Governmental Entity, other than (i) written notification to and approval of the NASD, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Washington and (iii) filings in the State of Washington in which the Company is registered as a broker-dealer.

      Section 4.3 No Breach The execution, delivery and performance by the Company of this Agreement and the Company Documents and the consummation by the Company of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof will not (i) violate any provision of the Certificate of Incorporation or By-Laws of the Company; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or other agreement or instrument to which the Company is a party or by or to which the assets or properties of the Company may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any Governmental Entity against, or binding upon, or any agreement with, or condition imposed by, any Governmental Entity, binding upon the Company, or upon the securities, assets or business of the Company; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Company, or to the securities, assets or business of the Company; (v) result in the creation or imposition of any lien or other encumbrance or the acceleration of any indebtedness or other obligation of the Company; or (vi) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause a violation of, any Permit of the Company; except in the case of (ii) through (vi) above, for violations, conflicts, breaches, defaults, modifications, impairments, liens or other encumbrances that would not reasonably be expected, individually or in the aggregate, have a Company Material Adverse Effect. "Company Material Adverse Effect" shall mean any circumstance, change, event or effect that is materially adverse to the business, properties, assets, condition (financial or otherwise), liabilities, operations or prospects of the Company, or adversely affects the consummation of the transactions contemplated hereby excluding any changes or events caused by the compliance of the Company and the Company Stockholders with the terms of this Agreement or any of the Company Documents.

      Section 4.4 Organization, Standing and Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted or currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of such activities make such qualification necessary, except where the failure to so qualify would not, individually or in the aggregate, have a Company Material Adverse Effect. All such jurisdictions are set forth on Section 4.4 of the Company Disclosure Schedule. The copies of the Certificate of Incorporation and By-Laws of the Company included as part of Section 4.4 of the Company Disclosure Schedule constitute accurate and complete copies of such organizational instruments and accurately reflect all amendments thereto through the date hereof.

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      Section 4.5 Capitalization of the Company. The authorized capital stock of the Company consists of 100 shares of Company Common Stock and no shares of Company preferred stock. There are 100 shares of Company Common Stock outstanding of which Pruitt owns 51 shares and Hill owns 49 shares. As of the date hereof, there are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Company's stockholders may vote issued or outstanding.

      Section 4.6 Options and Other Stock Rights. Except as set forth in Section
4.6 of the Company Disclosure Schedule, there is no (i) outstanding option, warrant, call, unsatisfied preemptive right or other agreement of any kind to purchase or otherwise to receive from the Company any of the outstanding, authorized but unissued, unauthorized or treasury shares of Company Common Stock, or any other security of the Company, (ii) outstanding security of any kind convertible into any security of the Company, and (iii) outstanding contract or other agreement to purchase, redeem or otherwise acquire any outstanding shares of Company Common Stock, or any other security of the Company.

      Section 4.7 Subsidiaries. The Company does not have any direct or indirect Subsidiaries. As of the date hereof, the Company has not made any advances to or investments in, and does not own any securities of or other interests in, any other person.

      Section 4.8 Corporate Records. True and correct copies of the minute books of the Company have heretofore been delivered to Parent, all as in effect on the date hereof. The minute books of the Company reflect all actions taken at all formal meetings, and by consents in lieu of formal meetings, of the stockholders of the Company, the Board of Directors of the Company and all committees thereof.

      Section 4.9 Regulatory Compliance.

            (a) The Company is (i) duly licensed as a broker/dealer with the SEC, the NASD, the State of Washington and the State of California and (ii) a member of the NASD and (iii) a member of SIPC. The Company has all permits, licenses and authorizations required by any Governmental Entity for the conduct of its current business, except where failure to have such permits, licenses and authorizations would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. There are no fees or assessments owed to any Governmental Entity which regulates the business of the Company, except for fees or assessments which would not reasonably be expected to have Company Material Adverse Effect. The Company is registered and in good standing with the SEC as a broker/dealer pursuant to the Exchange Act, is a member in good standing of the NASD and SIPC, and is currently registered to conduct business as a broker/dealer in each state which requires such registration or qualification in connection with its business. To the knowledge of the Company, the Company has complied with applicable federal and state laws and regulations and the rules and regulations of the SEC, NASD and other regulatory bodies and any other industry, governmental or trade organizations, as required in connection with the conduct of its present business, except for failures to be in compliance which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. There are no pending applications to register the Company as a broker dealer in any state.

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            (b) Neither the Company, Pruitt or Hill, nor any of the Company's
officers and directors are involved in any material respect in any of the following: (a) state or federal bankruptcy proceedings either as the bankrupt petitioner or as the subject of any involuntary petition; (b) conviction of or entry of a plea of guilty or no contest to any criminal act, excluding traffic violations or other minor offenses; (c) being the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction permanently or temporarily enjoining or otherwise limiting the following activities: (1) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker, or dealer in securities or as an affiliated person, director, or employee of any investment company, bank, savings and loan association, or insurance company; or engaging in any type of business practice; or (2) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or commodities laws; or (d) having been found by a court of competent jurisdiction, any state agency, any self-regulatory organization, the SEC or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, if such judgment or finding has not been subsequently reversed, suspended, or vacated.

            (c) The Company has filed with the SEC and all other appropriate agencies and the NASD, when due, all forms (including Form BD), financial and other reports and all documents required to be filed pursuant to the foregoing laws and other requirements and any other applicable laws, and the rules and regulations thereunder. The Company has delivered to Parent true and complete copies of all such forms, notices, registrations, and other filings, as amended to date, and copies of all current reports and information required to be kept by the Company pursuant to applicable federal and state statutes and NASD rules and regulations. The information contained in such forms, registrations, filings and reports was true and complete in all respects at the time of filing, and did not contain any untrue statement of material fact or omit to state a material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading. Copies of all inspection reports or similar documents furnished to the Company by the SEC, NASD or state regulatory authorities have been provided to Parent.

            (d) The Company has exercised reasonable care to insure that all customers' accounts are being conducted in compliance with margin requirements and other applicable laws and regulations relating to the conduct of a brokerage business and customers' accounts and records are accurate in all material respects and in proper order.

            (e) The Company has been and continues to be in compliance with all net capital requirements of the NASD and SEC and all other net capital requirements of other regulatory, self-regulatory and governmental agencies, and is not subject to any fine, suspension or penalty for any present or past violation of such net capital requirements. The Company is in compliance with all provisions of its current NASD Membership Agreement.

            (f) There are no pending or threatened written customer complaints (written or oral), claims, suits, arbitrations or any other proceedings outstanding against the Company, or against Pruitt or Hill in connection with the conduct of the Company's business.

            (g) There are no actions, suits, proceedings or investigations pending, threatened or contemplated against or relating to the Company, Pruitt or Hill, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, securities or commodities exchange, or board of trade or the NASD in connection with the conduct of the Company's business, nor has any such action, suit, proceeding, or investigation been pending during the twenty-four-month period preceding the date hereof.

            (h) Neither the Company, Pruitt or Hill nor any of its principals is operating under or subject to, or in default with respect to any adjudicate, jury, order, writ, injunction or decree of any federal, state, municipal or governmental department, commission, or board, agency, or instrumentality, domestic or foreign, securities or commodity exchange, or board of trade or the NASD; and neither the Company nor any of its principals is a party to any cease and desist order, supervisory agreement or arrangement, conceptual or otherwise, with any regulatory authority.

            (i) The Company currently has in effect a blanket broker-dealer fidelity bond, a full and complete copy of which has been supplied to Parent.

            (j) The Company is not an "investment company" as that term is defined in the Investment Company Act of 1940 nor is the Company registered as an "investment adviser" as that term is defined in the Investment Advisers Act of 1940.

            (k) The Company is not currently acting as an underwriter, co-underwriter or selling group member in any pending transactions and has no commitment or agreement to do so.

            (l) The Company has notified the NASD regarding the change of control of the Company contemplated by this Agreement, a true and correct copy of such notification and the approval by the NASD in response to such notification has been provided to Parent.

      Section 4.10 Financial Statements.

            (a) Schedule 4.10 of the Company Disclosure Schedule contains the following financial statements (the "Financial Statements"):

            (i) the audited balance sheets of the Company as of December 31. 2000, and 1999 (the "Balance Sheets"), and the related statements of operations, stockholders' equity and cash flows for the two years then ended; and

            (ii) the unaudited balance sheet of the Company as of September 30, 2001 (the "Latest Balance Sheet") and the related statements of operations, stockholders' equity and cash flows for the 9-month period then ended (the "Interim Financial Statements"); and

Each of the foregoing Financial Statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of the Company and presents fairly as of their respective dates the financial condition, results of operations and cash flows of the Company in accordance with GAAP throughout the periods covered thereby subject, in the case of the Interim Financial Statements, to the absence of footnotes and to year-end adjustments that will not be material in amount.

      Section 4.11 Liabilities. The Company does not have any direct or indirect liability, contingent or otherwise, that is required by GAAP to be reflected or reserved for on the Financial Statements (collectively, the "Liabilities"), that was not adequately reflected or reserved against on the audited financial statements for the period ended December 31, 2000 or on the Company interim financial statements for the nine-month period ended September 30, 2001, other than (i) liabilities incurred in the ordinary course of business since September 30, 2001 consistent with past practices, or (ii) liabilities permitted by this Agreement to be incurred in connection with the transactions contemplated by this Agreement.

      Section 4.12 No Material Adverse Change. Except as disclosed in Section
4.12 of the Company Disclosure Schedule, since September 30, 2001, there has been no material adverse change in the management, assets, Liabilities, properties, business, operations, financial condition, or results of operations of the Company.

      Section 4.13 Compliance with Laws. The Company is not in violation of any applicable order, judgment, injunction, award or decree, law, ordinance or regulation or any other requirement of any Governmental Entity applicable to the Company or any of its businesses, except for violations which, individually or in the aggregate, would not reasonably be expected to cause a Company Material Adverse Effect. The Company has not received notice that any such violation has been alleged or is being investigated.

      Section 4.14 Permits. The Company has obtained all Permits that are necessary for the ownership and conduct of its businesses as presently conducted or currently proposed to be conducted, other than any Permits, the absence of which would not, individually or in the aggregate, have a Company Material Adverse Effect; such material permits are in full force and effect and are sufficient for the ownership and conduct of the business as presently conducted; no violations exist or have been recorded in respect of any Permit, except for violations which, individually or in the aggregate, would not reasonably be expected to cause a Company Material Adverse Effect; and no proceeding is pending or, to the knowledge of the Company, threatened, that would suspend, revoke or limit any material Permit.

      Section 4.15 Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its directors, officers or employees (in their capacities as such) that would reasonably be expected, individually or in the aggregate, to cause a Company Material Adverse Effect. As of the date of this Agreement there is no claim, action, suit, litigation, legal, administrative or arbitration proceeding, whether formal or informal (including, without limitation, any claim or notice of intent to institute any matter), which is pending or, to the Company's knowledge, threatened in writing, or if not in writing, in a manner that makes such threat reasonably free from doubt, against the Company or to the Company's knowledge, any of its directors, officers or employees (in their capacities as such) or the Company's properties, capital stock or assets.

      Section 4.16 Contracts and Other Agreements.

      (a) Section 4.16 of the Company Disclosure Schedule sets forth as of the date of this Agreement each contract and other agreement as described below (whether or not in writing) which is currently in effect (unless indicated otherwise below) to which the Company is a party or by or to which its assets or properties are bound:

            (i) contracts and other agreements with any current or former officer, director, employee, consultant, agent or other representative of the Company, other than pursuant to Plans described in Section 4.23 of the Company Disclosure Schedule;

            (ii) contracts and other agreements with any labor union or association representing any employee;

            (iii) contracts and other agreements for the purchase or sale of equipment or services, which involve the receipt or payment by the Company of an amount in excess of $2,000 per month (in the aggregate in the case of any related series of contracts and other agreements) other than the provision of research services;

            (iv) contracts and other agreements for the sale of any of the assets or properties of the Company or for the grant to any person of any preferential rights to purchase any of the assets or properties of the Company;

            (v) contracts and other agreements calling for an aggregate purchase price or payments in any one year of more than $10,000 payable by the Company in any one case (in the aggregate in the case of any related series of contracts and other agreements);

            (vi) contracts and other agreements, whether or not currently in effect, relating to the acquisition by the Company of any business entity of, or the disposition of any business entity involving the Company to, any other person;

            (vii) contracts relating to the disposition or acquisition of any investment in any person;

            (viii) joint venture and similar agreements;

            (ix) contracts and other agreements, whether or not currently in effect, under which the Company agreed to indemnify any party or to share tax liability of any party, which could involve the payment by the Company of an amount in excess of $10,000 (in the aggregate in the case of any related series of contracts or other agreements);

            (x) contracts and other agreements containing covenants of the Company, or, to the Company's knowledge, its officers, directors or employees, not to compete in or solicit employees in any line of business or with any person in any geographical area or covenants of any other person not to compete with or solicit employees from the Company in any line of business or in any geographical area;

            (xi) contracts and other agreements relating to the making of any loan or other extension of credit by the Company;

            (xii) contracts and other agreements relating to the borrowing of money by, or indebtedness of, the Company or the direct or indirect guaranty by the Company of any obligation or indebtedness of any other person or Governmental Entity (other than any accounts receivable or accounts payable of the Company), including, without limitation, any (a) agreement or arrangement relating to the maintenance of compensating balances, (b) agreement or arrangement with respect to lines of credit, (c) agreement to advance or supply funds to any other person other than in the ordinary course of business, (d) agreement to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered, (e) keep-well, make-whole or maintenance of working capital or earnings or similar agreement, and (f) guaranty with respect to any lease or other similar periodic payments to be made by any such person;

            (xiii) contracts and other agreements relating to the provision by or to the Company of clearing arrangements for the sale or transfer of securities;

            (xiv) each Lease and lease of personal property which requires annual lease payments in excess of $10,000;

            (xv) contracts and other agreements pursuant to which the Company obtains or grants insurance or reinsurance;

            (xvi) contracts and other agreements between the Company and any customer or account with regard to the sale of advice, guidance or research related to the purchase or sale of securities or the financial markets;

            (xvii) contracts and other agreements which require payments generated by a change in control of the Company;

            (xviii) contracts and other agreements with any stockholder, director or officer of the Company; and

            (xix) contracts and other agreements, with any analyst, research provider, advisor, consultant or other third party regarding the communication of advice, guidance or recommendation related to the purchase or sale of securities or the financial markets.

      (b) There have been delivered to Parent prior to the date hereof true and complete copies of all of the contracts and other agreements set forth in
Section 4.16 of the Company Disclosure Schedule. Each such contract and other agreement is valid, in full force and effect and binding upon the Company and, to the Company's knowledge, the other parties thereto in accordance with its terms, and the Company is not in default under any of them and the Company has no knowledge of any threat in writing, or if not in writing, in a manner that makes such threat reasonably free from doubt, of cancellation or termination thereunder, nor will the consummation of the transactions contemplated by this Agreement result in a default under any such contract or other agreement or the right to terminate such contract or other agreement, except for defaults which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. No Permits or other documents or agreements with, or issued by or filed with, any person, have been granted to any other person that provide the right to use any real or tangible personal property comprising any portion of the assets of the Company. The Company is not a party to any contract, commitment, arrangement or agreement which would, following the Closing, restrain or restrict Parent or any affiliate of Parent, from operating the business of the Company in the manner in which it is currently operated.

      Section 4.17 Relationship With Customers and Research Providers. The Company has not received any notice in writing, in a manner that makes such threat reasonably free from doubt that any material customer or research provider intends to terminate or materially reduce its business with the Company and no material customer or research provider has terminated or materially reduced its business with the Company in the last twelve (12) months.

      Section 4.18 Real Property.

            (a) Section 4.18 of the Company Disclosure Schedule sets forth a list and summary description of all leases, subleases, licenses, occupancy agreements or other agreements, written and oral, together with any amendments or modifications thereto (each a "Lease" and collectively, the "Leases") with respect to (A) all real property leased by the Company (whether as lessor or lessee and including those in the names of nominees or other entities) and used or occupied in connection with the business of the Company (the "Leased Real Property") and (B) all real property leased or subleased by the Company, as lessor or sublessor, to third parties (such Section 4.18 of the Company Disclosure Schedule to include the date of each Lease, the address of the respective Leased Real Property. The Company does not own any real property.

            (b) Each Lease is, with respect to the Company, in full force and effect, and to the Company's knowledge, is in full force and effect with respect to each other party thereto. The Company has performed all obligations required to be performed by it to date under, and is not in default in respect of, any Lease, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default by the Company, except for defaults which would not reasonably be expected, individually or in the aggregate to have a Company Material Adverse Effect. To the knowledge of the Company, there is no default asserted thereunder by any other party thereto and there are no unasserted defaults. All rentals and other payments due under each such Lease have been duly paid.

      Section 4.19 Intellectual Property .

            (a) Section 4.19(a) of the Company Disclosure Schedule sets forth a true and complete list of all Non-Software Intellectual Property (other than trade secrets and confidential business information) that is (i) owned by the company and registered, the subject of an application or material or (ii) the subject of a material Contract or other agreement. Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, the Company is the sole and exclusive owner of all right, title and interest in or, as to any third party rights identified in
Section 4.19(a) of the Company Disclosure Schedule, has obtained a license to use all Non-Software Intellectual Property used by the Company in the operation of the Company's business, free and clear of all Liens or other encumbrances. Except as set forth in Section 4.19(a) of the Company Disclosure Schedule, the Merger shall not result in any material changes in the terms and conditions under which the Non-Software Intellectual Property is owned or licensed for use by the Company.

            (b) Except as would not reasonably be expected, individually or in the aggregate, to have a Company Adverse Effect, the Company is the sole and exclusive owner of all right, title and interest in all Intellectual Property in and to the Company Software Programs listed in Section 4.19(b) of the Company Disclosure Schedule (representing all the material Company Software Programs owned by the Company), free and clear of all mortgages, pledges, Liens or other encumbrances. The Intellectual Property rights in and to each such Company Software Program will be owned on identical terms and conditions immediately subsequent to the Closing hereunder.

            (c) Section 4.19(c) of the Company Disclosure Schedule sets forth all Third Party Software Programs licensed to the Company (other than off-the-shelf software programs). Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, (i) the Company has the right and license to use, pursuant to Third Party Software license agreements, all Third Party Software used in connection with, and as incorporated into, the Company Software Programs or in conducting the Company's own business and (ii) all use of each of such licensed Third Party Software Programs by the Company has been in compliance with the respective license agreements.

            (d) Except as set forth in Section 4.19(d) of the Company Disclosure Schedule, the Company has delivered to Parent correct and complete copies of all documents pertaining to statutory Intellectual Property, including but not limited to, all trademark, service mark, trade name, copyright, and patent, registrations and applications used by the Company in conducting its own business and all documents pertaining to licenses, agreements, and permissions (as amended to date) to use any Non-Software Intellectual Property used by the Company in conducting its own business, and have made available to Parent correct and complete copies of all other written documentation evidencing the Company's ownership and prosecution (if applicable) of each such item.

            (e) To the knowledge of the Company, in no instance has the eligibility of the Non-Software Intellectual Property and the Company Software Programs for protection under applicable intellectual property laws been forfeited to the public domain by omission by the Company of any required notice or any other action taken by the Company.

            (f) To the knowledge of the Company, the use of the Company Software Programs and the license, sale or lease of the Company Software Programs, or of any part thereof, or of any copy, or of any part thereof, do not and will not infringe on, misappropriate, any copyright, trade secret, patents or any other exclusionary right, of any third party in either the

United States or any foreign country. To the knowledge of the Company, no person or entity has asserted against the Company a claim that the use, license, sale or lease of any Company Software Program, or any part thereof, infringes, misappropriates or contributes to the infringement of any patent claim, copyright or trade secret right of any third party in either the United States or any foreign country, and the Company is not aware of any valid basis for any such claim.

      Section 4.20 Receivables. All accounts receivable reflected in the Company Latest Balance Sheet, and all accounts receivable arising subsequent to September 30, 2001, represent bona fide transactions that have arisen in the ordinary course of business, are valid and existing and represent moneys due. The Company has made and will make adjustments to the carrying value of such receivables reasonably considered adequate for receivables not collectible in the ordinary course of its business in accordance with customary practice, consistently applied.

      Section 4.21 Banking. Section 4.21 of the Company Disclosure Schedule contains a complete list of all of the bank accounts and lines of credit owned or used by the Company, and the names of all persons with authority to withdraw funds from, or execute drafts or checks on, each such account.

      Section 4.22 Liens. The Company has good and marketable title to all of its respective assets and properties, in each case free and clear of any material Lien or other encumbrance, except for (i) Liens or other encumbrances securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet delinquent or which are being contested in good faith and (ii) Liens or other encumbrances of a character that do not detract from the value of the property subject thereto or impair the use of or the access to the property subject thereto, or impair the operation of the Company or detract from its business.

      Section 4.23 Employee Benefit Plans. Within the six (6) year period prior to the Closing Date, the Company has not maintained any "employee benefit plans", as such term is defined in Section 3(3) of ERISA, nor has it maintained any other employee benefit arrangements or payroll practices, including, without limitation, any such arrangements or payroll practices providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, nor has any such plan, program or arrangement been maintained by the Company for any current or former employees of the Company. The Company has not been obligated to contribute to a "multiemployer plan," as defined in Section 3(37) of ERISA, a "defined benefit plan," as defined in
Section 3(35) of ERISA or a plan providing retiree life or retiree health benefits to former employees within the six (6) year period ending on the Closing Date.

      Section 4.24 Employee Relations.

            (a) The Company is in compliance with all laws regarding employment, wages, hours, equal opportunity, collective bargaining and payment of social security and other taxes except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company is not engaged in any unfair labor practice or discriminatory employment practice and no complaint of any such practice against the Company has been filed or, to the Company's knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, nor is any grievance filed or, to the Company's knowledge, threatened to be filed, against the Company by any employee pursuant to any collective bargaining or other employment agreement to which the Company is a party or is bound. The Company is in material compliance with all applicable foreign, federal, state and local laws and regulations regarding occupational safety and health standards, and has received no complaints from any foreign, federal, state or local agency or regulatory body alleging violations of any such laws and regulations.

            (b) The employment of all persons employed by the Company is terminable at will without any penalty or severance obligation of any kind on the part of the Company. All sums due for employee compensation and benefits and all vacation time owing to any employees of the Company have been duly and adequately accrued on the accounting records of the Company. All employees of the Company are either United States citizens or resident aliens permitted to engage in employment in the United States in accordance with all applicable laws.

      Section 4.25 Insurance. Section 4.25 of the Company Disclosure Schedule sets forth a list of all policies or binders of errors and omissions, fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of the Company (collectively, the "Insurance Policies"). Such Insurance Policies are in full force and effect and are in amounts of a nature which are adequate and customary for the Company's business. In addition, Section 4.25 of the Company Disclosure Schedule sets forth in respect of the Insurance Policies (i) a description of occurrences reported involving amounts in excess of $10,000 and (ii) the aggregate amount paid out under each such policy during the period from January 1, 1996 through the date hereof. There have been no disputes regarding denial or nonpayment of claims under any Insurance Policy.

      Section 4.26 Officers, Directors, Employees, Consultants. Section 4.26 of the Company Disclosure Schedule sets forth (i) the name of each officer and director of the Company and the amount of compensation paid during fiscal 2000 and the amount reasonably expected to be paid during fiscal 2001, (ii) the name of each other employee or class of employees of the Company who either (x) received compensation in fiscal 2001 in excess of $25,000 or (y) is anticipated to receive, based on current compensation levels, compensation in fiscal 2001 in excess of $25,000, indicating the amount of such compensation for such persons for fiscal 1999 and fiscal 2000; and (iii) a list of all employees employed by the Company as of the date hereof. The Company does not engage any person as a consultant whose engagement cannot be terminated on not less than 30 days' notice without penalty.

      Section 4.27 Transactions with Directors, Officers and Affiliates. Except as disclosed in Section 4.27 of the Company Disclosure Schedule, since January 1, 1999, there have been no transactions between the Company and any director, officer, employee, stockholder or other affiliate of the Company or loans, guarantees or pledges to, by or for the Company from, to, by or for any of such persons other than in connection with such position. Since January 1, 1999, none of the officers, directors or employees of the Company, or any spouse or relative of any of such persons, has been a director or officer of, or has had any direct or indirect interest in, any firm, corporation, association or business enterprise which during such period has been a supplier, customer or sales agent of the Company or has competed with or been engaged in any business of the kind being conducted by the Company, except for (i) the ownership of Institutional Research Services, Inc. and Huntstreet Corporation, and (ii) an investment in less than 5% of the outstanding equity of any such firm, corporation, association or business enterprise, the equity of which is publicly traded.

      Section 4.28 Operations of the Company. Except as disclosed in Section
4.28 of the Company Disclosure Schedule and except as may result from the transactions contemplated by this Agreement, since September 30, 2001, the Company has not:

            (i) amended its Certificate of Incorporation or by-laws or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

            (ii) issued or sold or purchased, or issued options or rights to subscribe to, or entered into any contracts or commitments to issue or sell or purchase, any shares of its capital stock or any of its bonds, notes, debentures or other evidences of indebtedness;

            (iii) entered into or amended any agreement with any labor union or association representing any employee, or, except for Plans referred to in
Section 4.23 of the Company Disclosure Schedule, made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives in excess of $10,000, or commitment or agreement to make or pay the same;

            (iv) except in the ordinary course of business consistent with past practice, declared or made any Distributions to any stockholder or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

            (v) made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or GAAP;

            (vi) made any loan or advance to its stockholders or to any of the directors, officers or employees of the Company, consultants, agents or other representatives, or otherwise than in the ordinary course of business made any other loan or advance;

            (vii) except in the ordinary course of business consistent with past practice, (A) entered into any Lease; (B) sold, abandoned or made any other disposition of any of its assets or properties; or (C) granted or suffered any Lien or other encumbrance on any of its assets or properties;

            (viii) made or entered into any agreement to make any acquisition of all or a substantial part of the assets, properties, securities or business of any other person;

            (ix) paid, directly or indirectly, any of its Liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

            (x) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to the assets, liabilities, properties, business, operations, condition (financial or otherwise), or operations of the Company;

            (xi) made any revaluation of any assets or write-down of the value of any receivables of the Company in excess of $10,000, other than revaluations of the Company's investment portfolio on a quarterly basis in the normal course of business consistent with past practice;

            (xii) except in the ordinary course of business consistent with past practice, accelerated the collection, or sale to third parties, of any receivables of the Company, or delayed the payment of any payables of the Company;

            (xiii) entered into any other contract or other agreement or other transaction that obligates the Company to pay an amount in excess of $10,000, which contract is not terminable by the Company upon not more than 30 days' notice; or

            (xiv) suffered any damage, destruction or loss, whether covered by insurance or not, which has had or could have a Company Material Adverse Effect.

      Section 4.29 Brokerage. No broker, agent or finder has acted, directly or indirectly, for the Company or, to the knowledge of the Company, any of the Company Stockholders, nor has the Company or, to the knowledge of the Company, any of the Company Stockholders, incurred any obligation to pay any brokerage fee, agent's commission or finder's fee or other commission in connection with the transactions contemplated by this Agreement.

      Section 4.30 Taxes.

            (a) The Company has duly and timely filed all federal, state, local, foreign and other tax returns and reports required to be filed by it on or before the date hereof, and has either (i) paid all Taxes of the Company due and payable or (ii) has accrued on the consolidated balance sheet of the Company included in the Company interim financial statements previously furnished to Parent (in accordance with GAAP applied on a basis consistent with that of prior years) all Taxes required to be accrued by the Company on or before the date hereof. All of such returns or reports are true, accurate and complete and reflect the Tax liability in all material respects for which the Company could be held responsible and all Taxes for which the Company could be held responsible as shown on such returns or reports as due and payable have been paid.

            (b) The Company is not delinquent in the payment of any Taxes for which the Company could be held responsible, nor has the Company requested any extension of time within which to file any Tax return which return has not since been filed, nor has the Company waived or tolled the running of any statute of limitations with respect to any such Taxes.

            (c) No deficiency for any Tax has been threatened, asserted or assessed in writing against the Company, and there are not any unresolved claims, proceedings or actions pending (including an audit of any tax return filed by the Company with any federal, state, local or foreign taxing authority), concerning either the Tax liability of the Company or the collection or assessment of any Tax for any period for which returns have been filed or were due.

            (d) The Company has delivered to Parent true and correct copies of any filed tax returns (including information returns and Forms 1120) of the Company with respect to any taxable year beginning on or after January 1, 1994, through the date of this Agreement. The Company has not filed an election under
Section 341(f) of the Code that is applicable to the Company or any asset held by the Company. In addition, none of the Company's debt is corporate acquisition indebtedness within the meaning of Section 279 of the Code. The Company has not agreed, nor is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. The Company is not a member of any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal income tax purposes. The Company has withheld and, if due, paid all Taxes required to have been withheld and, if due, paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. There are no pending claims or assessments for Taxes payable by the Company. Neither the Company nor any of its affiliates has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

            (e) Section 4.30 of the Company Disclosure Schedule lists each state in which the Company is required to file Tax returns.

      Section 4.31 Environmental Laws.

            (a) The Company (i) is in compliance in all material respects with all Environmental Laws; (ii) has obtained all necessary Environmental Permits, the failure of which to obtain could have a Company Material Adverse Effect, all of which are in full force and effect; and (iii) is in compliance with all terms and conditions of such material Environmental Permits.

      Section 4.32 Company Action. The Board of Directors of the Company (at a meeting duly called and held) has by the requisite vote of all directors present
(a) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) approved the Merger in accordance with the applicable provisions of the Washington Corporation Law and (c) recommended the approval of this Agreement and the Merger by the holders of the Company Common Stock and directed that the Merger be submitted for consideration by the Company's Stockholders. The Company Stockholders have unanimously approved (i) the execution and delivery of this Agreement and (ii) the consummation of the transactions contemplated hereby.

                                   ARTICLE V.

               Representations and Warranties of Parent and Sub

            Parent and Sub, jointly and severally, represent and warrant to the Company, Pruitt and Hill that, except (i) as such representations relate to PPI Capital Group, Inc. during the period prior to June 11, 2001 and (ii) as set forth in the disclosure schedule attached hereto (the "Parent Disclosure Schedule"), which Parent Disclosure Schedule and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article
V:

      Section 5.1 Execution and Delivery. Each of Parent and its subsidiaries other than Sub (collectively, "Parent" with respect to the representations and warranties contained in this Article V) and Sub has the corporate power and authority to enter into this Agreement and each agreement, document or instrument contemplated hereby or to be delivered in connection herewith to which such person is a party (the "Parent Documents") and to carry out its respective obligations hereunder and thereunder. The execution, delivery and performance by Parent and Sub of this Agreement and the Parent Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Parent and Sub, as applicable (and, in the case of this Agreement, by the Board of Directors of Sub and by Parent as the sole stockholder of Sub). This Agreement constitutes the valid and binding obligation of Parent and Sub and the Parent Documents will constitute the valid and binding obligations of Parent and Sub, when executed by such person, in each case, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or the Parent Documents and the transactions contemplated hereby and thereby.

      Section 5.2 Consents and Approvals. The execution and delivery by Parent and Sub of this Agreement and the Parent Documents, the performance by Parent and Sub of their respective obligations hereunder and thereunder and the consummation by Parent and Sub of the transactions contemplated hereby and thereby do not require Parent or Sub to obtain any consent, approval or action of, or make any filing or registration with or give any notice to, any Governmental Entity, other than (i) written notification to the NASD, and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Washington.

      Section 5.3 No Breach. The execution, delivery and performance by Parent and Sub of this Agreement and the Parent Documents and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof will not (i) violate any provision of the Certificate of Incorporation or By-Laws of Parent or Sub; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or other agreement or instrument to which Parent or Sub is a party or by or to which the assets or properties of Parent or Sub may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any Governmental Entity against, or binding upon, or any agreement with, or condition imposed by, any Governmental Entity, binding upon Parent or Sub, or upon the securities, assets or business of Parent or Sub; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Parent or Sub, or to the securities, assets or business of Parent or Sub; (v) result in the creation or imposition of any lien or other encumbrance or the acceleration of any indebtedness or other obligation of Parent or Sub; or (vi) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any Permit of Parent or Sub; except in the case of (ii) through (vi) for violations, conflicts, breaches, defaults, modifications, impairments, liens or other encumbrances that would not, individually or in the aggregate, have a Parent Material Adverse Effect. "Parent Material Adverse Effect" shall mean any circumstance, change, event or effect that is materially adverse to the business, properties, assets, condition (financial or otherwise), liabilities, operations or prospects of the Parent, or adversely affects the consummation of the transactions contemplated hereby excluding any changes or events caused by the compliance of the Parent with the terms of this Agreement or any of the Company Documents.

      Section 5.4 SEC Documents; Financial Statements. (a) Commencing on June 11, 2001, Parent has filed and will file with the SEC all forms, reports, schedules, statements, exhibits and other documents (collectively, the "Parent SEC Documents") required to be filed on or before the date hereof or the Closing Date, respectively, by it under the Exchange Act. Parent has furnished or made available to the Company true and correct copies of all Parent SEC Documents filed by Parent since June 11, 2001 and will promptly furnish to the Company any other Parent SEC Document filed by or on behalf of Parent with the SEC from the date hereof to the Closing Date. At the time filed, the Parent SEC Documents filed by Parent since June 11, 2001 (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act.

      (b) The unaudited consolidated financial statements of Parent for the nine months ended September 30, 2001 (the "Parent Financial Statements"), which are included in the Parent SEC Documents, have previously been made available to the Company. The Parent Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; and fairly present, in all material respects, on a consolidated basis, the financial position of Parent at, and the results of its operations for, each of the periods then ended and were prepared in conformity with GAAP applied on a consistent basis, except as otherwise disclosed therein and, subject to normal year-end adjustments, the absence of footnote disclosures, and any other adjustments described therein.

      Section 5.5 Shares of Parent Common Stock. The Share Consideration will, when issued and delivered to the Company Stockholders pursuant to Section 3.1(a), be duly authorized, validly issued, fully paid, non-assessable, and free of all Liens or other encumbrances.

      Section 5.6 Organization, Standing and Authority of Parent and Sub. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite power and authority to own, lease and operate its assets, properties and businesses and to carry on its businesses as now being conducted or currently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of such activities make such qualification necessary, except where the failure to so qualify would not, individually or in the aggregate, have a Parent Material Adverse Effect. Sub has not engaged in any business (other than certain organizational matters) since the date of its incorporation.

      Section 5.7 Capitalization.

            The authorized capital stock of Parent consists of 80,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $.0001 per share. As of November 30, 2001, there were 11,839,990 shares of Parent Common Stock and no shares of preferred stock outstanding and there have been no material changes in such numbers through the date hereof. As of the date hereof, there are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Parent's stockholders may vote issued or outstanding. All outstanding shares of Parent Common Stock are duly authorized and are validly issued, fully paid and nonassessable.

            The authorized capital stock of Sub consists of 100 shares of Sub Common Stock, all of which are duly authorized, validly issued, fully paid and nonassessable.

      Section 5.8 Brokerage. No broker, agent or finder has acted, directly or indirectly, for Parent or Sub. Parent and Sub have not incurred any obligation to pay any brokerage fees, agent's commissions or finder's fee or commission in connection with the transactions contemplated by this Agreement.

      Section 5.9 Sub Action. The Board of Directors of Sub (at a meeting duly called and held) has by the requisite vote of all directors present approved the Merger in accordance with the provisions of Section 23B.11.010 of the Washington Corporation Law.

      Section 5.10 Options and Other Stock Rights. Except as disclosed in
Section 5.10 of the Parent Disclosure Statement, there is no (i) outstanding option, warrant, call, unsatisfied preemptive right or other agreement of any kind to purchase or otherwise to receive from Parent any of the outstanding, authorized but unissued, unauthorized or treasury shares of Parent Common Stock, Parent preferred stock or any other security of the Parent, (ii) outstanding security of any kind convertible into any security of Parent, and (iii) outstanding contract or other agreement to purchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock, Parent Preferred Stock or any other security of Parent.

      Section 5.11 Compliance with Laws. Parent is not in violation of any applicable order, judgment, injunction, award or decree, law, ordinance or regulation or any other requirement of any Governmental Entity applicable to Parent or any of its businesses; Parent has not received notice that any such violation has been alleged or is being investigated.

      Section 5.12 Permits. Parent has obtained all Permits that are necessary for the ownership and conduct of its businesses as presently conducted or currently proposed to be conducted, other than any Permits, the absence of which would not, individually or in the aggregate, have a Parent Material Adverse Effect; such material Permits are in full force and effect and are sufficient for the ownership and conduct of such businesses as presently conducted; no violations exist or have been recorded in respect of any Permit; and no proceeding is pending or, to the knowledge of Parent, threatened, that would suspend, revoke or limit any Permit.

      Section 5.13 Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its directors, officers or employees (in their capacities as such). As of the date of this Agreement there is no claim, action, suit, litigation, legal, administrative or arbitration proceeding, whether formal or informal (including, without limitation, any claim or notice of intent to institute any matter), which is pending or, to Parent's knowledge, threatened in writing, or, if not in writing, in a manner that makes such threat reasonably free from doubt, against or involving the Parent or any of its directors, officers or employees (in their capacities as such) or properties, capital stock or assets, except where the failure of any of the foregoing to be true does not individually or in the aggregate have a Parent Material Adverse Effect on Parent.

      Section 5.14 Corporate Records. True and correct copies of the minute books of each of Parent and Sub have heretofore been made available to the Company, all as in effect on the date hereof. The minute books of Parent reflect all actions taken at all formal meetings, and by consents in lieu of formal meetings, of the stockholders of Parent, the Board of Directors of Parent and all committees thereof since June 11, 2001.

      Section 5.15 Regulatory Compliance

            (a) Parent's wholly owned subsidiary, DP Securities, Inc. ("DPI") is
(i) duly licensed as a broker/dealer with the SEC, the NASD, and the State of California and (ii) a member of the NASD and (iii) a member of SIPC. DPI has all permits, licenses and authorizations required by any Governmental Entity for the conduct of its current business, except where failure to have such permits, licenses and authorizations would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect. There are no fees or assessments owed to any Governmental Entity which regulates the business of DPI, except for fees or assessments which would not reasonably be expected to have Parent Material Adverse Effect. DPI is registered and in good standing with the SEC as a broker/dealer pursuant to the Exchange Act, is a member in good standing of the NASD and SIPC, and is currently registered to conduct business as a broker/dealer in each state which requires such registration or qualification in connection with its business. To the knowledge of the Parent, DPI has complied with applicable federal and state laws and regulations and the rules and regulations of the SEC, NASD and other regulatory bodies and any other industry, governmental or trade organizations, as required in connection with the conduct of its present business, except for failures to be in compliance which would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect. There are no pending applications to register the Parent as a broker dealer in any state.

            (b) Neither Parent, nor any of Parent's officers and directors are involved in any material respect in any in of the following: (a) state or federal bankruptcy proceedings either as the bankrupt petitioner or as the subject of any involuntary petition; (b) conviction of or entry of a plea of guilty or no contest to any criminal act, excluding traffic violations or other minor offenses; (c) being the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction permanently or temporarily enjoining or otherwise limiting the following activities: (1) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker, or dealer in securities or as an affiliated person, director, or employee of any investment company, bank, savings and loan association, or insurance company; or engaging in any type of business practice; or (2) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or commodities laws; or (d) having been found by a court of competent jurisdiction, any state agency, any self-regulatory organization, the SEC or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, if such judgment or finding has not been subsequently reversed, suspended, or vacated.

            (c) Parent has filed with the SEC and all other appropriate agencies and the NASD, when due, all forms financial and other reports and all documents required to be filed pursuant to the foregoing laws and other requirements and any other applicable laws, and the rules and regulations thereunder. Parent has made available to the Company true and complete copies of all such forms, notices, registrations, and other filings, as amended to date, and copies of all current reports and information required to be kept by Parent pursuant to applicable federal and state statutes and NASD rules and regulations. The information contained in such forms, registrations, filings and reports was true and complete in all respects at the time of filing, and did not contain any untrue statement of material fact or omit to state a material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading. Copies of all inspection reports or similar documents furnished to Parent by the SEC, NASD or state regulatory authorities have been made available to the Company.

            (d) Parent has exercised reasonable care to insure that all customers' accounts are being conducted in compliance with margin requirements and other applicable laws and regulations relating to the conduct of a brokerage business and customers' accounts and records are accurate in all material respects and in proper order.

            (e) Parent has been and continues to be in compliance with all net capital requirements of the NASD and SEC and all other net capital requirements of other regulatory, self-regulatory and governmental agencies, and is not subject to any fine, suspension or penalty for any present or past violation of such net capital requirements. Parent is in compliance with all provisions of its current NASD Membership Agreement.

            (f) There are no pending or threatened written customer complaints (written or oral), claims, suits, arbitrations or any other proceedings outstanding against Parent.

            (g) There are no actions, suits, proceedings or investigations pending, threatened or contemplated against or relating to Parent, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, securities or commodities exchange, or board of trade or the NASD, nor has any such action, suit, proceeding, or investigation been pending during the twenty-four-month period preceding the date hereof.

            (h) Neither Parent nor any of its principals is operating under or subject to, or in default with respect to any adjudicate, jury, order, writ, injunction or decree of any federal, state, municipal or governmental department, commission, or board, agency, or instrumentality, domestic or foreign, securities or commodity exchange, or board of trade or the NASD; and neither Parent nor any of its principals is a party to any cease and desist order, supervisory agreement or arrangement, conceptual or otherwise, with any regulatory authority.

            (i) DPI currently has in effect a blanket broker-dealer fidelity bond, a full and complete copy of which has been made available to the Company.

            (j) Parent is not an "investment company" as that term is defined in the Investment Company Act of 1940 nor is Parent registered as an "investment adviser" as that term is defined in the Investment Advisers Act of 1940.

            (k) Parent is not currently acting as an underwriter, co-underwriter or selling group member in any pending transactions and has no commitment or agreement to do so.

      Section 5.16 Liabilities. Parent does not have any direct or indirect liability, contingent or otherwise, that is required by GAAP to be reflected or reserved for on the financial statements of Parent, that was not adequately reflected or reserved against on the audited financial statements for the period ended December 31, 2000 or on the Parent Financial Statements, other than (i) liabilities incurred in the ordinary course of business since September 30, 2001 consistent with past practices, or (ii) liabilities permitted by this Agreement to be incurred in connection with the transactions contemplated by this Agreement.

      Section 5.17 No Material Adverse Change. Since September 30, 2001, there has been no material adverse change in the management, assets, Liabilities, properties, business, operations, financial condition, or results of operations of Parent.

      Section 5.18 Contracts and Other Agreements.

            (a) Section 5.18 of Parent Disclosure Schedule sets forth as of the date of this Agreement each contract and other agreement as described below (whether or not in writing) which is currently in effect (unless indicated otherwise below) to which Parent is a party or by or to which its assets or properties are bound:

            (i) contracts and other agreements with any current or former officer, director, employee, consultant, agent or other representative of Parent, other than pursuant to Plans described in Section 5.18 of Parent Disclosure Schedule;

            (ii) contracts and other agreements with any labor union or association representing any employee;

            (iii) contracts and other agreements for the purchase or sale of equipment or services, which involve the receipt or payment by Parent of an amount in excess of $2,000 per month (in the aggregate in the case of any related series of contracts and other agreements);

            (iv) contracts and other agreements for the sale of any of the assets or properties of Parent or for the grant to any person of any preferential rights to purchase any of the assets or properties of Parent;

            (v) contracts and other agreements calling for an aggregate purchase price or payments in any one year of more than $10,000 payable by Parent in any one case (in the aggregate in the case of any related series of contracts and other agreements);

            (vi) contracts and other agreements, whether or not currently in effect, relating to the acquisition by Parent of any business of, or the disposition of any business involving Parent to, any other person;

            (vii) contracts relating to the disposition or acquisition of any investment or of any interest in any person;

            (viii) joint venture and similar agreements;

            (ix) contracts and other agreements, whether or not currently in effect, under which Parent agreed to indemnify any party or to share tax liability of any party, which could involve the payment by Parent of an amount in excess of $10,000 (in the aggregate in the case of any related series of contracts or other agreements);

            (x) contracts and other agreements containing covenants of Parent, or, to Parent's knowledge, its officers, directors or employees, not to compete in or solicit employees in any line of business or with any person in any geographical area or covenants of any other person not to compete with or solicit employees from Parent in any line of business or in any geographical area;

            (xi) contracts and other agreements relating to the making of any loan or other extension of credit by Parent;

            (xii) contracts and other agreements relating to the borrowing of money by, or indebtedness of, Parent or the direct or indirect guaranty by Parent of any obligation or indebtedness of any other person or Governmental Entity (other than any accounts receivable or accounts payable of Parent), including, without limitation, any (a) agreement or arrangement relating to the maintenance of compensating balances, (b) agreement or arrangement with respect to lines of credit, (c) agreement to advance or supply funds to any other person other than in the ordinary course of business, (d) agreement to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered, (e) keep-well, make-whole or maintenance of working capital or earnings or similar agreement, and

(f) guaranty with respect to any lease or other similar periodic payments to be made by any such person;

            (xiii) contracts and other agreements relating to the provision by or to Parent of clearing arrangements for the sale or transfer of securities;

            (xiv) each Lease and lease of personal property which requires annual lease payments in excess of $10,000;

            (xv) contracts and other agreements pursuant to which Parent obtains or grants insurance or reinsurance;

            (xvi) contracts and other agreements between Parent and any customer or account with regard to the sale of advice, guidance or research related to the purchase or sale of securities or the financial markets;

            (xvii) contracts and other agreements which require payments generated by a change in control of Parent;

            (xviii) contracts and other agreements with any stockholder, director or officer of Parent; and

            (xix) contracts and other agreements, with any analyst, research provider, advisor, consultant or other third party regarding the communication of advice, guidance or recommendation related to the purchase or sale of securities or the financial markets.

            (b) There have been delivered to the Company prior to the date hereof true and complete copies of all of the contracts and other agreements set forth in Section 5.18 of Parent Disclosure Schedule. Each such contract and other agreement is valid, in full force and effect and binding upon Parent and, to Parent's knowledge, the other parties thereto in accordance with its terms, and Parent is not in default under any of them and Parent has no knowledge of any threat in writing, or if not in writing, in a manner that makes such threat reasonably free from doubt, of cancellation or termination thereunder, nor will the consummation of the transactions contemplated by this Agreement result in a default under any such contract or other agreement or the right to terminate such contract or other agreement, except for defaults which would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect. No Permits or other documents or agreements with, or issued by or filed with, any person, have been granted to any other person that provide the right to use any real or tangible personal property comprising any portion of the assets of Parent. Parent is not a party to any contract, commitment, arrangement or agreement which would, following the Closing, restrain or restrict Parent or any affiliate of Parent, from operating the business of Parent in the manner in which it is currently operated.

      Section 5.19 Relationship With Customers. Parent has not received any notice in writing, or if not in writing, in a manner that makes such threat reasonably free from doubt, that any material customer intends to terminate or materially reduce its business with Parent and no material customer has terminated or materially reduced its business with Parent in the last twelve (12) months.

      Section 5.20 Real Property.

            (a) Section 5.20 of Parent Disclosure Schedule sets forth a list and summary description of all leases, subleases, licenses, occupancy agreements or other agreements, written and oral, together with any amendments or modifications thereto (each a "Parent Lease" and collectively, the "Parent Leases") with respect to (A) all real property leased by Parent (whether as lessor or lessee and including those in the names of nominees or other entities) and used or occupied in connection with the business of Parent (the "Parent Leased Real Property") and (B) all real property leased or subleased by Parent, as lessor or sublessor, to third parties (such Section 5.20 of Parent Disclosure Schedule to include the date of each Lease, the address of the respective Parent Leased Real Property. Parent does not own any real property.

            (b) Each Parent Lease is, with respect to Parent, in full force and effect, and to Parent's knowledge, is in full force and effect with respect to each other party thereto. Parent has performed all obligations required to be performed by it to date under, and is not in default in respect of, any Lease, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default by Parent, except for defaults which would not reasonably be expected, individually or in the aggregate to have a Parent Material Adverse Effect. To the knowledge of Parent, there is no default asserted thereunder by any other party thereto and there are no unasserted defaults. All rentals and other payments due under each such Lease have been duly paid.

      Section 5.21 Intellectual Property . (a) Section 5.21 (a) of Parent Disclosure Schedule sets forth a true and complete list of all Non-Software Intellectual Property (other than trade secrets and confidential business information) that is (i) owned by Parent and registered, the subject of an application or material or (ii) the subject of a material Contract or other agreement. Except as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect, Parent is the sole and exclusive owner of all right, title and interest in or, as to any third party rights identified in Section 5.21 of Parent Disclosure Schedule, has obtained a license to use all Non-Software Intellectual Property used by Parent in the operation of Parent's business, free and clear of all Liens or other encumbrances. Except as set forth in Section 5.21 of Parent Disclosure Schedule, the Merger shall not result in any material changes in the terms and conditions under which the Non-Software Intellectual Property is owned or licensed for use by Parent.

            (b) Except as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect, Parent is the sole and exclusive owner of all right, title and interest in all Intellectual Property in and to Parent Software Programs listed in Section 5.21 of Parent Disclosure Schedule (representing all the material Parent Software Programs owned by Parent), free and clear of all mortgages, pledges, Liens or other, encumbrances. The Intellectual Property rights in and to each such Parent Software Program will be owned on identical terms and conditions immediately subsequent to the Closing hereunder.

            (c) Section 5.21 of Parent Disclosure Schedule sets forth all Third Party Software Programs licensed by Parent (other than off-the-shelf software programs). Except as would not reasonably be expected, individually or in the aggregate to have a Parent Material Adverse Effect, (i) the Parent has the right and license to use, pursuant to Third Party Software license agreements, all Third Party Software used in connection with, and as incorporated into, Parent Software Programs or in conducting Parent's own business and (ii) all use of each of such licensed Third Party Software Programs by Parent has been in compliance with the respective license agreements.

            (d) Parent has made available to the Company correct and complete copies of all documents pertaining to statutory Intellectual Property, including but not limited to, all trademark, service mark, trade name, copyright, and patent, registrations and applications used by Parent in conducting its own business and all documents pertaining to licenses, agreements, and permissions (as amended to date) to use any Intellectual Property used by Parent in conducting its own business, and have made available to Parent correct and complete copies of all other written documentation evidencing the Parent's ownership and prosecution (if applicable) of each such item.

            (e) To the knowledge of Parent, in no instance has the eligibility of the Non-Software Intellectual Property and Parent Software Programs for protection under applicable intellectual property laws been forfeited to the public domain by omission by Parent of any required notice or any other action taken by Parent.

            (f) To the knowledge of Parent, the use of Parent Software Programs and the license, sale or lease of Parent Software Programs, or of any part thereof, or of any copy, or of any part thereof, do not and will not infringe on, misappropriate, any copyright, trade secret, patents or any other exclusionary right, of any third party in either the United States or any foreign country. To the knowledge of the Parent, no person or entity has asserted against Parent a claim that the use, license, sale or lease of any Parent Software Program, or any part thereof, infringes, misappropriates or contributes to the infringement of any patent claim, copyright or trade secret right of any third party in either the United States or any foreign country, and Parent are not aware of any basis for any such claim.

      Section 5.22 Receivables . All accounts receivable reflected in balance sheet contained in the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001, and all accounts receivable arising subsequent to September 30, 2001, represent bona fide transactions that have arisen in the ordinary course of business, are valid and existing and represent moneys due. Parent has made and will make adjustments to the carrying value of such receivables reasonably considered adequate for receivables not collectible in the ordinary course of its business in accordance with customary practice, consistently applied.

      Section 5.23 Banking. Section 5.23 of Parent Disclosure Schedule contains a complete list of all of the bank accounts and lines of credit owned or used by Parent, and the names of all persons with authority to withdraw funds from, or execute drafts or checks on, each such account.

      Section 5.24 Liens. Parent has good and marketable title to all of its respective assets and properties, in each case free and clear of any material Lien or other encumbrance, except for (i) Liens or other encumbrances securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet delinquent or which are being contested in good faith and (ii) Liens or other encumbrances of a character that do not detract from the value of the property subject thereto or impair the use of or the access to the property subject thereto, or impair the operation of Parent or detract from its business.


       Section 5.25 Employee Benefit Plans. Section 5.25 of the Parent Disclosure Schedule contains a complete list of all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of Parent and its Affiliates and all material bonus, stock option, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, severance and other similar material fringe or employee benefit plans, programs, policies or arrangements, any material employment, consulting or executive compensation agreements for the benefit of, or relating to, any employee, former employee or retiree of Parent or its Affiliates (collectively referred to as the "Parent Plans"). Such Parent Plans have been maintained in material compliance with ERISA, the Code, the terms of such Parent Plan and other applicable Federal, state, local and foreign laws. A favorable determination letter has been obtained from the Internal Revenue Service for any such Parent Plan that is intended to be a tax qualified plan within the meaning of section 401(a) of the Code. There has been no "prohibited transaction" within the meaning of Section 4975(c) of the Code or
Section 406 of ERISA involving the assets of any Parent Plan. Neither Parent nor its Affiliates is or was during the preceding six years obligated to contribute to any multiemployer plan. Except as required by Section 4980B of the Code, no Parent Plan or other arrangement provides medical or death benefits with respect to current or former employees of Parent or its Affiliates beyond their retirement or other termination of employment. None of the Parent Plans are subject to Title IV of ERISA.

      Section 5.26 Employee Relations.

            (a) Parent is in compliance with all laws regarding employment, wages, hours, equal opportunity, collective bargaining and payment of social security and other taxes except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent is not engaged in any unfair labor practice or discriminatory employment practice and no complaint of any such practice against Parent has been filed or, to Parent's knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, nor is any grievance filed or, to Parent's knowledge, threatened to be filed, against Parent by any employee pursuant to any collective bargaining or other employment agreement to which Parent is a party or is bound. Parent is in material compliance with all applicable foreign, federal, state and local laws and regulations regarding occupational safety and health standards, and has received no complaints from any foreign, federal, state or local agency or regulatory body alleging violations of any such laws and regulations.

            (b) The employment of all persons employed by Parent is terminable at will without any penalty or severance obligation of any kind on the part of Parent. All sums due for employee compensation and benefits and all vacation time owing to any employees of Parent have been duly and adequately accrued on the accounting records of Parent. All employees of Parent are either United States citizens or resident aliens permitted to engage in employment in the United States in accordance with all applicable laws.

      Section 5.27 Insurance. Section 5.27 of Parent Disclosure Schedule sets forth a list of all policies or binders of errors and omissions, fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of Parent (collectively, the "Insurance Policies"). Such Insurance Policies are in full force and effect and are in amounts of a nature which are adequate and customary for Parent's business. In addition, Section 5.27 of Parent Disclosure Schedule sets forth in respect of the Insurance Policies (i) a description of occurrences reported involving amounts in excess of $10,000 and (ii) the aggregate amount paid out under each such policy during the period from January 1, 1996 through the date hereof. There have been no disputes regarding denial or nonpayment of claims under any Insurance Policy.

      Section 5.28 Officers, Directors, Employees, Consultants. Section 5.28 of Parent Disclosure Schedule sets forth (i) the name of each officer and director of Parent and the amount of compensation paid during fiscal 2000 and the amount reasonably expected to be paid during fiscal 2001, (ii) the name of each other employee or class of employees of Parent who either (x) received compensation in fiscal 2001 in excess of $25,000 or (y) is anticipated to receive, based on current compensation levels, compensation in fiscal 2001 in excess of $25,000, indicating the amount of such compensation for such persons for fiscal 1999 and fiscal 2000; and (iii) a list of all employees employed by Parent as of the date hereof. Parent does not engage any person as a consultant whose engagement cannot be terminated on not less than 30 days' notice without penalty.

      Section 5.29 Transactions with Directors, Officers and Affiliates. Except as disclosed in Section 5.29 of Parent Disclosure Schedule, since January 1, 1999, there have been no transactions between Parent and any director, officer, employee, stockholder or other affiliate of Parent or loans, guarantees or pledges to, by or for Parent from, to, by or for any of such persons other than in connection with such position. Since January 1, 1999, none of the officers, directors or employees of Parent, or any spouse or relative of any of such persons, has been a director or officer of, or has had any direct or indirect interest in, any firm, corporation, association or business enterprise which during such period has been a supplier, customer or sales agent of Parent or has competed with or been engaged in any business of the kind being conducted by Parent.

      Section 5.30 Operations of Parent. Except as disclosed in Section 5.30 of Parent Disclosure Schedule and except as may result from the transactions contemplated by this Agreement, since September 30, 2001, Parent has not:

            (i) amended its Certificate of Incorporation or by-laws or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

            (ii) issued or sold or purchased, or issued options or rights to subscribe to, or entered into any contracts or commitments to issue or sell or purchase, any shares of its capital stock or any of its bonds, notes, debentures or other evidences of indebtedness;

            (iii) entered into or amended any agreement with any labor union or association representing any employee, or, except for Plans referred to in
Section 5.30 of Parent Disclosure Schedule, made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives in excess of $10,000, or commitment or agreement to make or pay the same;

            (iv) except in the ordinary course of business consistent with past practice, declared or made any Distributions to any stockholder or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

            (v) made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or GAAP;

            (vi) made any loan or advance to its stockholders or to any of the directors, officers or employees of Parent, consultants, agents or other representatives, or otherwise than in the ordinary course of business made any other loan or advance;

            (vii) except in the ordinary course of business consistent with past practice, (A) entered into any Parent Lease; (B) sold, abandoned or made any other disposition of any of its assets or properties; or (C) granted or suffered any Lien or other encumbrance on any of its assets or properties;

            (viii) made or entered into any agreement to make any acquisition of all or a substantial part of the assets, properties, securities or business of any other person;

            (ix) paid, directly or indirectly, any of its Liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

            (x) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to the assets, liabilities, properties, business, operations, condition (financial or otherwise), or operations of Parent;

            (xi) made any revaluation of any assets or write-down of the value of any receivables of Parent in excess of $10,000, other than revaluations of Parent's investment portfolio on a quarterly basis in the normal course of business consistent with past practice;

            (xii) except in the ordinary course of business consistent with past practice, accelerated the collection, or sale to third parties, of any receivables of Parent, or delayed the payment of any payables of Parent;

            (xiii) entered into any other contract or other agreement or other transaction that obligates Parent to pay an amount in excess of $10,000, which contract is not terminable by Parent upon not more than 30 days' notice; or

            (xiv) suffered any damage, destruction or loss, whether covered by insurance or not, which has had or could have a Parent Material Adverse Effect.

      Section 5.31 Taxes.

            (a) Parent has duly and timely filed all federal, state, local, foreign and other tax returns and reports required to be filed by it on or before the date hereof, and has either (i) paid all Taxes of Parent due and payable or (ii) has accrued on the consolidated balance sheet of Parent included in Parent interim financial statements previously furnished to the Company (in accordance with GAAP applied on a basis consistent with that of prior years) all Taxes required to be accrued by Parent on or before the date hereof. All of such returns or reports are true, accurate and complete and reflect the Tax liability in all material respects for which Parent could be held responsible and all Taxes for which Parent could be held responsible as shown on such returns or reports as due and payable have been paid.

            (b) Parent is not delinquent in the payment of any Taxes for which Parent could be held responsible, nor has Parent requested any extension of time within which to file any Tax return which return has not since been filed, nor has Parent waived or tolled the running of any statute of limitations with respect to any such Taxes.

            (c) No deficiency for any Tax has been threatened, asserted or assessed in writing against Parent, and there are not any unresolved claims, proceedings or actions pending (including an audit of any tax return filed by Parent with any federal, state, local or foreign taxing authority), concerning either the Tax liability of Parent or the collection or assessment of any Tax for any period for which returns have been filed or were due.

            (d) Parent has made available to the Company true and correct copies of any filed tax returns (including information returns and Forms 1120) of Parent with respect to any taxable year beginning on or after January 1, 1999, through the date of this Agreement. Parent has not filed an election under
Section 341(f) of the Code that is applicable to Parent or any asset held by Parent. In addition, none of Parent's debt is corporate acquisition indebtedness within the meaning of Section 279 of the Code. Parent has not agreed, nor is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Parent is not subject to or a member of any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal income tax purposes. Parent has withheld and, if due, paid all Taxes required to have been withheld and, if due, paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. There are no pending claims or assessments for Taxes payable by Parent. Neither Parent nor any of its affiliates has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

            (e) Section 5.31 of Parent Disclosure Schedule lists each state in which Parent is required to file Tax returns.

      Section 5.32 Environmental Laws. Parent (i) is in compliance in all material respects with all Environmental Laws; (ii) has obtained all necessary Environmental Permits, the failure of which to obtain could have a Parent Material Adverse Effect, all of which are in full force and effect; and (iii) is in compliance with all terms and conditions of such material Environmental Permits.

      Section 5.33 Company Action. The Board of Directors of Parent (at a meeting duly called and held) has by the requisite vote of all directors present
(a) determined that the Merger is advisable and fair and in the best interests of Parent and its stockholders and (b) approved the Merger in accordance with the applicable provisions of the Delaware Corporation Law.


                                  ARTICLE VI.

              Representations and Warranties of Pruitt and Hill

            Each of Pruitt and Hill, severally and not jointly, represents and warrants to Parent and Sub solely as to herself or himself, as the case may be, as follows:

      Section 6.1 Execution and Delivery. Each of Pruitt and Hill has the power and authority to enter into this Agreement, including the schedules and exhibits attached hereto to which such Company Stockholder is a party, and, to carry out its obligations hereunder and thereunder. This Agreement constitutes the valid and binding obligation of each of Pruitt and Hill and the Company Documents, when executed and delivered, assuming the execution and delivery thereof by Parent and Sub will constitute the valid and binding obligations of each of Pruitt and Hill, in each case enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

      Section 6.2 Consents and Approvals. The execution and delivery by each of Pruitt and Hill of this Agreement and the Company Documents to which Pruitt or Hill is a party, the performance by each of Pruitt and Hill of its obligations hereunder and thereunder, and the consummation by each of Pruitt and Hill of the transactions contemplated hereby and thereby, as the case may be, do not require Pruitt or Hill to obtain any consent, approval or action of, or make any filing or registration with, or give any notice to, any person or any Governmental Entity.

      Section 6.3 No Breach. The execution, delivery and performance by each of Pruitt and Hill of this Agreement and the Company Documents to which Pruitt or Hill is a party and the consummation by Pruitt and Hill of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof will not (i) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or other agreement or instrument to which Pruitt or Hill is a party; (ii) violate any order, judgment, injunction, award or decree of any Governmental Entity against, or binding upon or any agreement with, or condition imposed by, any Governmental Entity, binding upon Pruitt or Hill; (iii) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Pruitt or Hill.

      Section 6.4 Investment Representations. The issuance of the Share Consideration in this transaction is intended to be a private transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and is made party in reliance upon the representations set forth below.

            (a) The Company Stockholders are acquiring the Parent Common Stock for their own account for investment only and not with a view to, or for sale in connection with, a distribution of the Parent Common Stock in violation of the Securities Act and any applicable state securities or blue-sky laws;

            (b) The Company Stockholders acknowledge to the Parent that:

            (i) the Parent has advised the Company Stockholders that the Share Consideration has not been registered under the Securities Act or under the laws of any state on the basis that the issuance thereof contemplated by this Agreement is exempt from such registration and the certificate representing the Share Consideration shall contain a restrictive legend reflecting the fact that the Share Consideration have not been registered;

            (ii) the Parent's reliance on the availability of such exemption is, in part, based upon the accuracy and truthfulness of the Company's Stockholders representations contained herein;

            (iii) the Parent Common Stock cannot be resold without registration or an exemption under the Securities Act and such state securities laws, and that certificates representing the Parent Common Stock will bear a restrictive legend to such effect as well as a restrictive legend in accordance with the restrictions on transfer contained in Section 3;

            (iv) the Company Stockholders have evaluated the merits and risks of acquiring the Parent Common Stock and has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of such acquisition, is aware of and has considered the financial risks and financial hazards of acquiring the Parent Common Stock, and is able to bear the economic risk of acquiring the Parent Common Stock, including the possibility of a complete loss with respect thereto.

                                  ARTICLE VII.

                            Covenants and Agreements

            Each of Parent, Sub and the Company (as applicable) covenant and agree as follows:

      Section 7.1 Conduct of Business.

            (a) Prior to the Effective Date, unless Parent shall otherwise agree in writing:

            (i) The Company shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall use its best efforts to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with them to the end that its goodwill and on-going businesses shall be unimpaired at the Effective Date, except such impairment as would not have a Company Material Adverse Effect. The Company shall (i) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices; (ii) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to the Company;
(iii) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (iv) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would not result in a Company Material Adverse Effect; and

            (ii) The Company shall not undertake any of the actions specified in
Section 4.28.

            (b) Prior to the Effective Date, unless the Company shall otherwise consent in writing (which shall not be unreasonably withheld), Parent shall in all material respects carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall use its best efforts to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with them to the end that its goodwill and on-going businesses shall be unimpaired at the Effective Date, except such impairment as would not have a Parent Material Adverse Effect. The Parent shall (i) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices; (ii) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to the Parent; (iii) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (iv) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would not result in a Parent Material Adverse Effect.

      Section 7.2 Litigation Involving the Company. (a) Prior to the Closing Date, the Company shall notify Parent of any actions or proceedings that are threatened in writing, or if not in writing, in a manner that makes such threat reasonably free from doubt or commenced against the Company, or against any officer or director, property or asset or Affiliate of the Company, or with respect to the Company's affairs, promptly upon the Company becoming aware thereof, and of any requests of the Company or, to the knowledge of the Company, any Company Stockholder, for additional information or documentary materials by any Governmental Entity in connection with the transactions contemplated hereby promptly upon the Company becoming aware thereof. As to compliance with such requests for such information, the Company shall consult with and obtain the consent of Parent, which consent shall not be withheld unreasonably; provided that such consent shall be unnecessary where such information is required by law to be provided.

            (b) Prior to the Closing Date, Parent shall notify the Company of any actions or proceedings that are threatened or commenced against the Parent, the Company, or against any officer or director, property or asset or Affiliate of the Parent, or with respect to Parent's affairs, promptly upon Parent becoming aware thereof, and of any requests of Parent or, to the knowledge of Parent, any Parent Stockholder, for additional information or documentary materials by any Governmental Entity in connection with the transactions contemplated hereby promptly upon the Company becoming aware thereof. As to compliance with such requests for such information, Parent shall consult with and obtain the consent of the Company, which consent shall not be withheld unreasonably; provided that such consent shall be unnecessary where such information is required by law to be provided.

      Section 7.3 Continued Effectiveness of Representations and Warranties of the Parties. From the date hereof through the Closing Date, (a) the Company shall use all reasonable efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties of the Company contained in Article IV shall continue to be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Company Material Adverse Effect or otherwise includes a concept of materiality) on and as of the Closing Date as if made on and as of the Closing Date, (i) except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Company Material Adverse Effect or otherwise includes a concept of materiality) as of such date or period, and (ii) in the case of Section 4.12 only, except for such changes with respect thereto (x) which are contemplated by this Agreement or (y) which are attributable to the execution of this Agreement, or the announcement or contemplation of the transactions proposed herein; (b) Parent and Sub shall use all respective reasonable efforts to conduct their affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article V shall continue to be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Parent Material Adverse Effect or otherwise includes a concept of materiality) on and as of the Closing Date as if made on and as of the Closing Date, except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Parent Material Adverse Effect or otherwise includes a concept of materiality) as of such date or period, (c) the Company shall promptly notify Parent and Sub of any event, condition or circumstance occurring from the date hereof through the Closing Date of which the Company becomes aware that would cause any material revisions to the Company Disclosure Schedule provided by the Company pursuant to this Agreement, or that would constitute a violation or breach of this Agreement by the Company; and (d) Parent and Sub shall promptly notify the Company of any event, condition or circumstance occurring from the date hereof through the Closing Date of which it becomes aware that would cause any material revisions to the Parent Disclosure Schedule provided by Parent or Sub pursuant to this Agreement, or that would constitute a violation or breach of this Agreement by Parent or Sub. No such notification shall be deemed an amendment to the Disclosure Schedules to this Agreement, except as otherwise provided by this Agreement.

      Section 7.4 Corporate Examinations and Investigations.

            (a) The parties shall cooperate with each other party as such other party shall reasonably request in connection with the due diligence review of the other parties to this Agreement, to the extent necessary to confirm the accuracy of the representations and warranties contained herein.

            (b) If this Agreement terminates, the parties hereto and their respective affiliates shall keep confidential and shall not use or retain in any manner any information or documents obtained from any other party concerning its assets, liabilities, properties, business or operations, unless readily ascertainable from public or published information or trade sources or already known or subsequently developed by it independently of any investigation of any other party, or received from a third party not under an obligation to such other party to keep such information confidential.

      Section 7.5 No Shopping. Prior to the earlier of (i) the Effective Time or
(ii) the termination of this Agreement, the Company shall not, directly or indirectly, through any officer, director, employee, representative, agent, financial advisor or otherwise (x) solicit, initiate or knowingly encourage (including by way of furnishing information) inquiries or submission of proposals or offers from any person relating to any sale of all or any portion of the assets, business, properties of (other than immaterial or insubstantial assets), or any equity interest in, the Company or any business combination with the Company, whether by merger, consolidation, purchase of assets, tender offer, recapitalization, liquidation, dissolution or otherwise or any other transaction, the consummation of which would or could impede, interfere with, prevent or materially delay the Merger or (y) participate in any negotiation regarding, or furnish to any other person any information with respect to, or otherwise knowingly cooperate in any way with, or knowingly assist in, facilitate or encourage, any effort or attempt by any other person to do or seek to do any of the foregoing.

      Section 7.6 Parent and Sub Approvals. Parent and Sub shall take all reasonable steps necessary or appropriate to obtain as promptly as practicable all necessary approvals, authorizations and consents of any person or Governmental Entity required to be obtained by Parent and Sub to consummate the transactions contemplated hereby, and will cooperate with the

Company in seeking to obtain all such approvals, authorizations and consents. Parent and Sub shall use all reasonable efforts to provide such information to such persons, bodies and authorities as such persons, bodies or authorities or the Company may reasonably request.

      Section 7.7 Company Approvals. The Company shall take all reasonable steps necessary or appropriate to obtain as promptly as practicable all necessary approvals, authorizations and consents of any third party or Governmental Entity required to be obtained by the Company to consummate the transactions contemplated hereby and will cooperate with Parent in seeking to obtain all such approvals, authorizations and consents. The Company shall use all reasonable efforts to provide such information to such persons, bodies and authorities as such persons, bodies and authorities or Parent may reasonably request.

      Section 7.8 Distribution. The Company shall not declare, set aside or pay any Distribution, except in the ordinary course of business consistent with past practice, without the consent of Parent which shall not be unreasonably withheld.

      Section 7.9 Expenses. Except as otherwise specifically provided herein, Parent, Sub and the Company shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of investment bankers, agents, representatives, counsel and accountants ("Transaction Expenses"); provided, however, that upon the Closing Parent shall pay fifty percent (50%) of the legal fees of Schulte Roth & Zabel LLP incurred by the Company Stockholders in connection with the transactions contemplated hereby over $25,000. In any action, suit or proceeding under or to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and other out-of-pocket expenses from the losing party.

      Section 7.10 Further Assurances; Line of Credit.

            (a) Each of Parent, Sub and the Company shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each of Parent, Sub and the Company shall use all reasonable efforts to cause all actions to effectuate the Closing for which such party is responsible under this Agreement to be taken as promptly as practicable, including using all reasonable efforts to obtain all necessary waivers, consents and approvals (including, but not limited to, if applicable, filings with the NASD and with all applicable Governmental Entities) and to lift any injunction or other legal bar to the Merger (and, in each case, to proceed with the Merger as expeditiously as possible). Notwithstanding the foregoing, there shall be no action required to be taken and no action will be taken in order to consummate and make effective the transactions contemplated by this Agreement if such action, either alone or together with another action, would result in a Company Material Adverse Effect or a Parent Material Adverse Effect.

            (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, the Company and the Surviving Corporation shall take all such necessary action.

            (c) The Parent shall use all reasonable efforts to cause Bear Stearns to issue a line of credit to Parent in the aggregate principal amount of not less than $3,000,000 (the "New Line of Credit"). Pruitt and Hill shall execute and deliver personal guarantees of Parent's obligations under such line of credit; provided, however, that Pruitt and Hill shall not be obligated under this Section 7.10(c) to execute and deliver such personal guarantees if Brian M. Overstreet, the Chief Executive Officer and President of Parent, fails to execute and deliver a like guarantee. In addition, Parent agrees not to increase the total principal amount of the indebtedness of Parent under the New Line of Credit that is guaranteed by Pruitt and/or Hill in excess of $3,000,000.

      Section 7.11 Board Representation. Concurrent with the Closing, Parent shall expand its Board of Directors and appoint each of Pruitt and Hill as members of the Parent's Board of Directors, to serve until the next annual meeting of the Parent's stockholders and until his/her successor is duly elected and qualified. Parent shall cause each of Pruitt and Hill to be included in the slate of directors proposed by Parent for election at each annual meeting of the Parent's stockholders until the earlier of (i) the date on which Pruitt or Hill request that Parent cease nominating Pruitt or Hill, as the case may be, as a member of the Parent's Board of Directors, and (ii) December 31, 2006.

      Section 7.12 Line of Credit Each of Pruitt and Hill agree not to draw down any funds or in any way increase the amount owed under the Existing Line of Credit and the Promissory Note until such time that the Company is released from its guaranty of such obligations.


                                 ARTICLE VIII.

                 Conditions Precedent to Each Party's Obligation
                              to Effect the Merger

            The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing of the following conditions, any one or more of which may be waived by them, to the extent permitted by law:

      Section 8.1 New Line of Credit. A new line of credit shall be secured by the Parent, commensurate with the Company Stockholder's line of credit currently existing with Bear Stearns.

      Section 8.2 Execution of Agreements with Company Stockholders. Each Company Stockholder and Parent shall execute and deliver an agreement, in substantially the forms attached hereto as Exhibits A-1, A-2 and E.

      Section 8.3 Litigation. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Governmental Entity to restrain, modify or prevent the carrying out of the transactions contemplated hereby; no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Parent's conduct or operation of the business of the Company after the Merger shall have been issued; no action, suit or proceeding seeking any of the foregoing shall have been instituted by any third party that has or is reasonably likely to materially impair the Company's or Parent's ability to consummate the transactions contemplated hereby or have a Company Material Adverse Effect.

      Section 8.4 IRS Letter. Parent and Institutional Research Services, Inc. ("IRS") shall have entered into a letter agreement in form and substance reasonably satisfactory to each of the parties regarding the issuance of Parent stock options to IRS sales persons.


                                  ARTICLE IX.

                    Conditions Precedent to the Obligation of
                       Parent and Sub to Effect the Merger

            The obligation of Parent and Sub to effect the Merger shall be subject to the satisfaction on or prior to the Closing of the following additional conditions, any one or more of which may be waived by them, to the extent permitted by law:

      Section 9.1 Representations and Covenants. The representations and warranties of the Company, Pruitt and Hill contained in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Company Material Adverse Effect or otherwise includes a concept of materiality) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, (i) except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Company Material Adverse Effect or otherwise includes a concept of materiality) as of such date or period, and (ii) in the case of Section 4.12 only, except for such changes with respect thereto
(x) which are contemplated by this Agreement or (y) which are attributable to the execution of this Agreement, or the announcement or contemplation of the transactions proposed herein.

      Section 9.2 Absence of Material Adverse Change. There shall have been no material adverse change in the business, operations or financial condition of the Company, except for such changes with respect thereto (x) which are contemplated by this Agreement or (y) which are attributable to the execution of this Agreement, or the announcement or contemplation of the transactions proposed herein.

      Section 9.3 Opinion of Counsel to the Company. Parent shall have received the opinion of Schulte Roth & Zabel LLP counsel to the Company, dated the Closing Date, in substantially the form of Exhibit B and otherwise in form and substance reasonably acceptable to the parties.

      Section 9.4 NASD Acknowledgement. Parent shall have received notification (in form and substance reasonably satisfactory to Parent) that the NASD has acknowledged the change in control of the Company occurring as a result of the consummation of the transactions contemplated by this Agreement.

      Section 9.5 Termination of Amended and Restated Corporate Agreement. Parent shall have received an agreement executed by each of the Company, Pruitt and Hill terminating that certain Amended and Restated Corporate Agreement dated January 15, 1995 in form and substance reasonably satisfactory to Parent.

      Section 9.6 Closing Conditions. Documentation or other information shall have been received in a form reasonably satisfactory to Parent and Sub which evidences that the conditions set forth in this Article VIII have been satisfied.

      Section 9.7 Delivery of PCS Shares. At the Closing, the Company Stockholders shall deliver to Parent the certificates representing all of the issued and outstanding shares of Company Common Stock.


                                   ARTICLE X.

                  Conditions Precedent to the Obligation of the
                          Company to Effect the Merger

            The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing of the following additional conditions, any one or more of which may be waived by the Company, to the extent permitted by law:

      Section 10.1 Representations and Covenants. The representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Parent Material Adverse Effect or that includes a concept of materiality) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, (i) except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Parent Material Adverse Effect or that includes a concept of materiality) as of such date or period, and (ii) in the case of
Section 5.10 only, except for such changes with respect thereto (x) which are contemplated by this Agreement or (y) which are attributable to the execution of this Agreement, or the announcement or contemplation of the transactions proposed herein. Parent and Sub shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Parent or Sub on or prior to the Closing Date. Parent and Sub shall have delivered to the Company certificates of an Executive Officer of Parent and Sub, dated the Closing Date, to the foregoing effect.

      Section 10.2 Absence of Material Adverse Change. There shall have been no material adverse change in the business, operations or financial condition of Parent and its Subsidiaries, taken as a whole, except for such changes with respect thereto (x) which are contemplated by this Agreement or (y) which are attributable to the execution of this Agreement or the announcement or contemplation of the transactions proposed herein.

      Section 10.3 Closing Conditions. Documentation or other information shall have been received in a form reasonably satisfactory to the Company which evidences that the conditions set forth in this Article IX have been satisfied.

      Section 10.4 Opinion of Counsel. The Company shall have received the opinion of Berlack, Israels & Liberman LLP, counsel to the Parent, dated the Closing Date, in substantially the form of Exhibit C and otherwise in form and substance reasonably acceptable to the parties. The Company, Pruitt and Hill shall have received an opinion of Schulte Roth & Zabel LLP in form and substance reasonably acceptable to them that the tax treatment of the Merger will be as contemplated by Section 3.6.

      Section 10.5 Registration Rights Agreement. Each of the Company Stockholders shall have received executed originals of the Registration Rights Agreement in the form attached hereto as Exhibit F.

      Section 10.6 Delivery of Share Consideration. Parent shall deliver to the Company Stockholders certificates representing the Share Consideration in accordance with Article III of this Agreement.


                                  ARTICLE XI.

                                    Closing

      Section 11.1 The Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Berlack, Israels & Liberman LLP, 120 West 45th Street, New York, NY, at 10:00 a.m. local time on the Closing Date or at such other time and place as the parties may mutually agree.


                                  ARTICLE XII.

                   Indemnification and Post Closing Covenants

      Section 12.1 Survival of Representations and Warranties. Notwithstanding any right of Parent and Sub to investigate fully the affairs of the Company, or any right of the Company to investigate fully the accuracy of the representations and warranties of Parent and Sub, and notwithstanding any knowledge of facts determined or determinable by Parent, Sub or the Company, as the case may be, pursuant to such investigation or right of investigation, Parent, Sub and the Company, as the case may be, have the right to rely fully upon the representations, warranties, covenants and agreements of the Company, Parent and Sub, as the case may be, contained in this Agreement. The representations and warranties of Parent, Sub and the Company and the covenants to be performed by the Company, Parent and Sub, as the case may be, prior to the Effective Time shall survive the execution and delivery hereof and the Closing hereunder until one year after the Closing Date, except for (i) representations and warranties set forth in Sections 4.23, 4.30, 5.25 and 5.31, (ii) Losses (as defined below) arising out of or related to that certain litigation matter involving Insiders Edge, Institutional Research Services, Inc. and the Company filed in Dallas, Texas (the "Litigation Matter Losses"), and (iii) Losses arising out of or related to Parent's breach of its obligations under Section 12.6 (the "Personal Guaranty Losses"), which shall each survive the execution and delivery hereof in accordance with the applicable statute of limitations.

      Section 12.2 Indemnification.

            (a) Subject to Section 12.4 hereof, Hill and Pruitt severally agree to indemnify, defend and hold harmless the Parent and their respective directors, officers, employees, shareholders and any Affiliates of the foregoing, and their successors and assigns (collectively, the "Parent Group") from and against any and all losses, liabilities (including punitive or exemplary damages and fines or penalties and any interest thereon), expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), claims, Liens or other obligations of any nature whatsoever (hereinafter individually, a "Loss" and collectively, "Losses") suffered or incurred by the Parent Group which, directly or indirectly, arise out of, result from or relate to, (i) any inaccuracy in or any breach of any representation or warranty of the Company (or the Company Stockholders, as the case may be) contained in Articles IV or Article VI, (ii) any breach of any covenant or agreement of the Company (or the Company Stockholders, as the case may be) contained in this Agreement or in any Company Document or (iii) the Litigation Matter Losses.

            (b) Subject to Section 12.4 hereof, the Parent agrees to indemnify, defend and hold harmless Hill and Pruitt and their Affiliates and their successors and assigns (the "Stockholder Group") from and against any and all Losses suffered or incurred by the Stockholder Group which, directly or indirectly, arise out of, result from or relate to (i) any inaccuracy in or any breach of any representation or warranty of the Parent contained in Article V,
(ii) any breach of any covenant or agreement of the Parent contained in this Agreement or in the Parent Documents or (iii) the Personal Guaranty Losses.

      Section 12.3 Method of Asserting Claims The party making a claim under this Article V is referred to as the "Indemnified Party" and the party against whom such claims are asserted under Section 12.2 is referred to as the "Indemnifying Party". All claims by any Indemnified Party under Section 12.2 shall be asserted and resolved as follows:

            (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall within fifteen (15) days notify in writing the Indemnifying Party of such claim or demand, specifying the nature of the specific basis for such claim or demand, and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand; any such notice, being the "Claim Notice"); provided, however, that any failure to give such Claim Notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced or harmed. The Indemnifying Party may elect to assume the defense of any such claim or demand by delivering written notice to the Indemnified Party of such election; provided that any Indemnified Party is hereby authorized prior to the date on which it receives written notice from the Indemnifying Party assuming such defense, to retain counsel, whose reasonable fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. After the Indemnifying Party shall assume such defense, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the named parties of any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party). The Indemnified Party agrees to cooperate reasonably with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends. No claim or demand may be settled by an Indemnifying Party or, where permitted pursuant to this Agreement, by an Indemnified Party without the consent of the Indemnified Party in the first case or the consent of the Indemnifying Party in the second case, which consent shall not be unreasonably withheld, unless such settlement shall be accompanied by a complete release of the Indemnified Party in the first case or the Indemnifying Party in the second case.

            (b) In the event any Indemnified Party shall have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not dispute such claim within thirty (30) days of receipt of the Claim Notice the amount of such claim shall be paid to the Indemnified Party within forty-five (45) days of receipt of the Claim Notice.

            (c) So long as any right to indemnification exists pursuant to this
Article XI, the affected parties each agree to retain all books, records, accounts, instruments and documents reasonably related to the Claim Notice. In each instance, the Indemnified Party shall have the right to be kept informed by the Indemnifying Party and its legal counsel with respect to all significant matters relating to any legal proceedings. Any information or documents made available to any party hereunder, which information is designated as confidential by the party providing such information and which is not otherwise generally available to the public, or which information is not otherwise lawfully obtained from third parties or not already within the knowledge of the party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the parties hereto, or any of them), and except as may be required by applicable law or requested by third party lenders to such party, shall not be disclosed to any third Person (except for the representatives of the party being provided with the information, in which event the party being provided with the information shall request its representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).

            (d) To the extent a Loss occurs under Section 12.2(a), Hill and/or Pruitt may elect to meet such obligation by delivery for cancellation of a number of shares of Parent

Common Stock. Any stock delivered pursuant to this Section 12.3(d) shall be valued at the average of (i) a price equal to the fair market value on the date of delivery and (ii) and a price equal to the fair market value on the Closing Date (the "Fair Market Value"). To the extent a Loss occurs under Section 12.2(b), Hill and Pruitt may elect to receive such payment (i) in cash, or (ii) in a number of shares of Parent Common Stock having a Fair Market Value equal to such payment amount.

      Section 12.4 Limitations.

            (a) No amounts of indemnity shall be payable as a result of any claim arising under Section 12.2(a) or (b) unless and until the Parent Group or the Stockholder Group, as the case may be, have suffered, incurred, sustained or become subject to aggregate Losses thereunder in any amount in excess of $175,000, in which event the Indemnified Party shall be entitled to seek indemnity from the Indemnifying Party for any Losses in any amount in excess of such $175,000 threshold.

            (b) Notwithstanding anything to the contrary herein, the aggregate sum of the indemnification obligations of (i) the Stockholder Group under
Section 12.2(a) shall be limited to a number of shares of Parent Common Stock equal to thirty (30%) percent of the Share Consideration and (ii) the Parent Group under Section 12.2(b) shall be limited to an amount not to exceed $8.2 million.

            (c) The limitations set forth in this Section 12.4 shall not apply to any fraudulent misrepresentation, to any Litigation Matter Losses or any Personal Guaranty Losses.

            (d) After the Closing, Article XII hereof will provide the exclusive remedy for any breach of any representation or warranty or any covenant or agreement contained in this Agreement or other claim arising out of this Agreement or the Transactions.

            (e) Any indemnification payment required to be made pursuant to this
Article XI shall be reduced by (i) any amount actually recovered by the indemnified party under any insurance policy with respect to the indemnified Loss and (ii) any net tax benefit actually realized by the indemnified party during the year in which such indemnified party receives indemnification hereunder.

      Section 12.5 Correspondent Relationships. During the five (5) year period following the Closing Date, Parent agrees to use its best efforts to cause the Company to maintain correspondent clearing relationships with not less than two
(2) prominent "wall street" clearing firms, such firms to be reasonably acceptable to the Company Stockholders.

      Section 12.6 Termination of Personal Guaranties. In the event that Pruitt and/or Hill execute personal guarantees with respect to Parent's obligations under the New Line of Credit (as required under Section 7.10(c)), then the Company shall cause Bear Stearns to release Pruitt and/or Hill from such personal guarantees by the date that is one (1) year following the Closing Date.

                                 ARTICLE XIII.

                            Termination of Agreement

      Section 13.1 Termination. This Agreement may be terminated prior to the Closing as follows:

            (a) by either Parent or the Company if the Merger shall not have been consummated on or before December 31, 2001;

            (b) by the Company if any of the conditions specified in Article IX or X have not been met or waived by the Company at such time as any such condition is no longer capable of satisfaction;

            (c) by Parent if any of the conditions specified in Article IX or X have not been met or waived by Parent at such time as any such condition is no longer capable of satisfaction;

            (d) by the Company if Parent or Sub shall have breached any of their respective obligations under Article VI of this Agreement in any material respect and such breach continues for a period of ten days after the receipt of notice of the breach from the Company;

            (e) at any time on or prior to the Closing Date, by mutual written consent of Parent, Sub and the Company.

      Section 13.2 Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and be of no further force and effect.


                                  ARTICLE XIV.

                                   Definitions

      Section 14.1 Definitions. The following terms when used in this Agreement shall have the following meanings:

      "Affiliate" (or "Affiliates" as the context may require), with respect to any person, means any other person controlling, controlled by or under common control with such person.

      "Agreement" has the meaning set forth in the preamble.

      "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in the State of New York are obligated by law or executive order to close.

      "Cause" has the meaning set forth for the term "Cause" (i) in the Employment Agreement with respect to Pruitt, and (ii) in the Consulting Agreement with respect to Hill.

      "CERCLA" shall mean the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.ss.ss. 9601 et seq. as amended.

      "Certificates" has the meaning set forth in Section 3.3(a).

      "Claims Notice" has the meaning set forth in Section 11.3(a).

      "Closing" has the meaning set forth in Article XI.

      "Closing Date" means December 31, 2001 or (b) such other date as the parties hereto agree in writing.

      "Code" has the meaning set forth in the recitals.

      "Company" has the meaning set forth in the preamble.

      "Company Common Stock" means the common stock of the Company.

      "Company Disclosure Schedule" has the meaning set forth in the preamble to
Article IV.

      "Company Documents" has the meaning set forth in Section 4.1.

      "Company Material Adverse Effect" has the meaning set forth in Section
4.3.

      "Company Software Program" means any software program, including its Documentation (if any), owned by Company.

      "Company Stockholders" has the meaning set forth in the Recitals.

      "Contracts and other agreements" mean all contracts, agreements, supply agreements, undertakings, indentures, notes, bonds, loans, instruments, leases, mortgages, commitments or other binding arrangements.

      "Consulting Agreement" means that certain Consulting Agreement dated as of December 31, 2001 between Hill and the Company.

      "Disability" has the meaning set forth in (i) the Employment Agreement with respect to Pruitt, and (ii) in the Consulting Agreement with respect to Hill.

      "Distribution" means any distribution of cash, securities or property on or in respect of the Company Common Stock, or Parent Common Stock, as the case may be, whether as a dividend or otherwise.

      "Documentation" means, with respect to a software program to the extent the Company possess it, the source code (with comments), as well as any pertinent commentary or explanation prepared by or the property of the Company to render such materials understandable and useable by a trained computer programmer, any programs (including compilers), "workbenches," tools and higher level (or "proprietary") language necessary for the development, maintenance and implementation of the software program, and any and all prepared and deliverable materials relating to the software program, including without limitation all notes, flow charts, programmer's or user's manuals.

      "Effective Time" has the meaning set forth in Section 1.2.

      "Employment Agreement" means that certain employment agreement dated as of December 31, 2001 between Parent and Pruitt.

      "Environmental Laws" means all federal, state, and local laws, ordinances, rules, regulations, codes, duties under the common law or orders, including, without limitation, any requirements imposed under any Permits, licenses, judgments, decrees, agreements or recorded covenants, conditions, restrictions or easements, the purpose of which is to protect the environment, human health, safety or welfare, or which pertain to Hazardous Materials.

      "Environmental Permits" shall mean all Permits, licenses, approvals, authorizations, consents or registrations required under applicable Environmental Laws in connection with the ownership, use and/or operation by the Company of its properties.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations and rulings issued thereunder.

      "Financial Statements" has the meaning set forth in Section 4.10

      "GAAP" means generally accepted accounting principles in the United States of America from time to time in effect.

      "Good Reason" has the meaning set forth for the term "Good Reason" (i) in the Employment Agreement with respect to Pruitt, and (ii) the Consulting Agreement with respect to Hill.

      "Governmental Entities" means (a) any federal, state, county, local or municipal government or administrative agency or political subdivision thereof,
(b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, or (e) any arbitration tribunal or other non-governmental authority with applicable jurisdiction.

      "Hazardous Materials" means (i) any substance or material regulated or identified under Environmental Laws; (ii) gasoline, diesel fuel or other petroleum hydrocarbons, PCBs or asbestos; or (iii) any pollutant, toxic substance, or contaminant.

      "Hill" has the meaning set forth in the preamble.

      "Insurance Policies" has the meaning set forth in Section 4.25.

      "Intellectual Property" means all (a) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (b) patents, patent applications, and provisional applications, including all continuations, divisionals and related applications, (c) copyrights and registrations and applications for registration thereof, (d) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), and (e) to the extent legally protectable, other proprietary rights.

      "IRS" means the Internal Revenue Service or any successor agency or department.

      "Leased Real Property" has the meaning set forth in Section 4.18(a).

      "Leases" has the meaning set forth in Section 4.18(a).

      "Liabilities" has the meaning set forth in Section 4.11.

      "Lien or other encumbrance" (or "liens or other encumbrances" or "liens or other encumbrance" or "lien or other encumbrances" as the context may require or any similar formulation) means any lien, claim, pledge, mortgage, assessment, security interest, charge, option, right of first refusal, easement, servitude, adverse claim, transfer restriction under any stockholder or similar agreement or other encumbrance of any kind.

      "Lock-Up Shares" means fifty percent (50%) of the number of shares received by each Company Stockholder constituting the Share Consideration.

      "Loss" has the meaning set forth in Section 12.2(a).

      "Merger" has the meaning set forth in the recitals.

      "NASD" means the National Associations of Securities Dealers, Inc.

      "Non-Software Intellectual Property" means Intellectual Property rights in items other than Third Party Software Programs.

      "1940 Act" shall mean the Investment Company Act of 1940, as amended, and the regulations and rulings issued thereunder.

      "Parent" has the meaning set forth in the preamble.

      "Parent Common Stock" means the common stock, par value $.0001 per share, of Parent.

      "Parent Disclosure Schedule" has the meaning set forth in the preamble to
Article V.

      "Parent Documents" has the meaning set forth in Section 5.1.

      "Parent Group" has the meaning set forth in Section 12.2(a).

      "Parent Interim Financial Statements" has the meaning set forth in Section 5.4.

      "Parent Material Adverse Effect" has the meaning set forth in Section 5.2.

      "Parent SEC Documents" has the meaning set forth in Section 5.4.

      "Percentage Ownership" means, as of the Effective Date the percentage derived by dividing the total number of shares of common stock of the Company owned by a stockholder of the Company by the total number of issued and outstanding shares of common stock of the Company.

      "Permits" (or "Permit" as the context may require) mean all licenses, permits, certificates, certificates of occupancy, orders, approvals, registrations, authorizations, inspections, qualifications and filings with and under all federal, state, local or foreign laws and Governmental Entities.

      "Person" (or "persons" as the context may require) means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

      "Plan" or "Plans" has the meaning set forth in Section 4.23(a).

      "Property" (or "properties" as the context may require) means real, personal or mixed property, tangible or intangible.

      "Pruitt" has the meaning set forth in the preamble.

      "Remedial Action" shall mean any action required to (i) clean up, remove or treat Hazardous Materials; (ii) prevent a release or threat of release of any Hazardous Material; (iii) perform pre-remedial studies, investigations or post-remedial monitoring and care; (iv) cure a violation of Environmental Law or
(v) take corrective action under sections 3004(u), 3004(v) or 3008(h) of the Resource Conservation Recovery Act, 42 U.S.C. ss.ss. 6901 et seq. or analogous state law.

      "SEC" means the Securities and Exchange Commission or any successor agency or department.

      "Securities Act" means the Securities Act of 1933, as amended, and the regulations and rulings issued thereunder.

      "Share Consideration" has the meaning set forth in Section 3.1(a).

      "SIPC" means the Securities Investors Protection Corporation.

      "Sub" has the meaning set forth in the preamble hereof.

      "Sub Common Stock" means the common stock, par value $.01 per share, of Sub.

      "Subsidiaries" (or "Subsidiary" as the context may require), means each entity as to which a person, directly or indirectly, owns or has the power to vote, or to exercise a controlling influence with respect to, 50% or more of the securities of any class of such entity, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such entity.

      "Surviving Corporation" has the meaning set forth in Section 1.1.

      "Taxes" (or "Tax" as the context may require) means all federal, state, county, local, foreign and other taxes (including, without limitation, income, intangibles, premium, excise, sales, use, gross receipts, franchise, ad valorem, severance, capital levy, transfer, employment and payroll-related, and property taxes, import duties and other governmental charges and assessments), and includes interest, additions to tax and penalties with respect thereto.

      "Third Party Software Program" means any software program, including the Documentation (if any) in the Company's possession, developed by a third party and used by Company in developing a Company Software Program or used by the Company in conducting its internal business.

      "Termination Date" has the meaning set forth for the term "Termination Date" (i) in the Employment Agreement with respect to Pruitt, and (ii) in the Consulting Agreement with respect to Hill.

      "Transaction Expenses" has the meaning set forth in Section 6.9.

      "Washington Corporation Law" has the meaning set forth in Section 1.1.


                                  ARTICLE XV.

                                 Miscellaneous

      Section 15.1 Publicity. So long as this Agreement is in effect, prior to making a press release or other public statement with respect to the transactions contemplated by this Agreement, any party (a "Releasing Party") will consult with the other party (the "Receiving Party") and provide such other party with a draft of such press release, except as may otherwise be required by law or stock exchange regulations.

      Section 15.2 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered, express mail or nationally recognized courier service, postage prepaid. Any such notice shall be deemed given when so delivered personally or successfully sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

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

            (i)   if to Parent or Sub, to:

                  DirectPlacement, Inc.
                  3655 Nobel Drive
                  Suite 540
                  San Diego, CA  92122
                  Attention:  Brian M. Overstreet

                  and

                  Berlack, Israels & Liberman LLP
                  120 West 45th Street
                  New York, New York 10036
                  Attention:  Alan N. Forman, Esq.


            (ii)  if to the Company, Pruitt or Hill, to:

                  PCS Securities, Inc.
                  121 Lakeside Avenue
                  Suite 301
                  Seattle, WA 98122
                  Attention:  Susanne S. Pruitt
                  Attention: Raymond A. Hill, III

            with, a concurrent copy to:

                  Schulte Roth & Zabel, LLP
                  919 Third Avenue
                  New York, New York 10022
                  Attention: Eleazer Klein, Esq.

            Any party may by notice given in accordance with this Section 15.2 to the other parties designate another address or person for receipt of notices hereunder.

      Section 15.3 Entire Agreement. This Agreement (including the exhibits and schedules hereto) and the agreements contemplated hereby, contain the entire agreement among the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, with respect thereto.

      Section 15.4 Waivers and Amendments; Non Contractual Remedies; Preservation of Remedies; Liability. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege.

      Section 15.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

      Section 15.6 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and heirs and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by any party without the prior written consent of the other party hereto; provided, however, that Parent and Sub may assign their rights (but not their obligations) hereto to their Subsidiaries.

      Section 15.7 Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

      Section 15.8 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

      Section 15.9 Exhibits and Schedules. The exhibits and schedules hereto are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, subsections, clauses, exhibits and schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

      Section 15.10 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

      Section 15.11 Submission to Jurisdiction; Venue. Any action or proceeding against any party hereto with respect to this Agreement shall be brought in the courts of the State of New York or of the United States for the District of New York, and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto irrevocably consents to the service of process at any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth in Section 15.2, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any party hereto to serve process on any other party hereto in any other manner permitted by law. Each party hereto irrevocably waives any objection which it may now have or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

       Section 15.12 Disputes and Arbitration. The following procedures shall be used to resolve any controversy or claim ("dispute") as provided in this Agreement. If any of these provisions are determined to be invalid or unenforceable, the remaining provisions shall remain in effect and binding on the parties to the fullest extent permitted by law.

      (a) Mediation.

      (i) A dispute shall be submitted to mediation by written notice to the other party or parties. In the mediation process, the parties will try to resolve their differences voluntarily with the aid of an impartial mediator, who will attempt to facilitate negotiations. The mediator will be selected by agreement of the parties. If the parties cannot agree on a mediator, a mediator shall be designated by the American Arbitration Association ("AAA") or JAMS/Endispute at the request of a party. Any mediator so designated must be acceptable to all parties.

      (ii) The mediation will be conducted as specified by the mediator and agreed upon by the parties. The parties agree to discuss their differences in good faith and to attempt, with the assistance of the mediator, to reach an amicable resolution of the dispute.

      (iii) The mediation will be treated as a settlement discussion and therefore will be confidential. The mediator may not testify for either party in any later proceedings relating to the dispute. No recording or transcript shall be made of the mediation proceedings.

      (iv) Each party will bear its own costs in the mediation. The fees and expenses of the mediator will be shared equally by the parties.

      (b) Arbitration.

      (i) If a dispute has not been resolved within 90 days after the written notice beginning the mediation process (or a longer period, if the parties agree to extend the mediation), the mediation shall terminate and the dispute will be settled by arbitration. The arbitration will be conducted in the County and City of New York in accordance with the procedures in this document and the Arbitration Rules for Commercial Disputes of the AAA as in effect on the date hereof ("AAA Rules"). In the event of a conflict, the provisions of this document will control.

      (ii) The arbitration will be conducted before a panel of three arbitrators, regardless of the size of the dispute, one of whom will be selected by the Company Stockholders, one of whom will be selected by the Parent and one of whom will be agreed upon by the two previously selected arbitrators and otherwise to be selected as provided in the AAA Rules. Any issue concerning the extent to which any dispute is subject to arbitration, or concerning the applicability, interpretation or enforceability of these procedures, including any contention that all or part of these procedures are invalid and unenforceable, shall be governed by the Federal Arbitration Act and resolved by the arbitrators. No potential arbitrator may serve on the panel unless he or she has agreed in writing to abide and be bound by these procedures.

      (iii) All aspects of the arbitration shall be treated as confidential. Neither the parties nor the arbitrators may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interests.

      (iv) The result of the arbitration will be binding on the parties, and judgment on the arbitrators' award may be entered by any party in any court having jurisdiction, including the State and/or Federal Courts located in the City of New York.

      (v) Additionally, any party may seek injunctive relief from any Court of competent jurisdiction in the City of New York. In the event that either party has to seek injunctive relief or any provisional remedy, the parties to this Agreement consent to jurisdiction in the Federal and/or State Courts located in the City of New York.

      Section 15.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      Section 15.14 Severability. If any court of competent jurisdiction determines that any provision of this Agreement is not enforceable in accordance with its terms, then such provision shall be deemed to be modified so as to apply such provision, as modified, to the protection of the legitimate interests of the parties hereto to the fullest extent legally permissible and shall not affect the validity or enforceability of the remaining provisions of this Agreement.

                          [Signature page to follow]

            IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                               DIRECTPLACEMENT, INC.


                               By: /s/ Brian M. Overstreet
                                   --------------------------------------------
                                   Name:  Brian M. Overstreet
                                   Title: President and Chief Executive Officer


                               PCS MERGER CORP.


                               By: /s/ Brian M. Overstreet
                                   --------------------------------------------
                                   Name:  Brian M. Overstreet
                                   Title: President and Chief Executive Officer


                               PCS SECURITIES, INC.


                               By: /s/ Susanne S. Pruitt
                                   --------------------------------------------
                                   Name:  Susanne S. Pruitt
                                   Title: President

                               /s/ Susanne S. Pruitt
                               ------------------------------------------------
                                   Susanne S. Pruitt

                               /s/ Raymond A. Hill, III
                               ------------------------------------------------
                                   Raymond A. Hill, III